UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
CALYXT, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note
This Amendment No. 1 amends and restates in its entirety the Definitive Proxy Statement and related Proxy Card that was originally filed by Calyxt, Inc. (“Calyxt”) with the Securities and Exchange Commission on March 22, 2023 (the “Original Definitive Proxy Statement”). The Original Definitive Proxy Statement was filed in connection with Calyxt’s 2023 Annual Meeting of Stockholders to be held on May 2, 2023.

This Amendment No. 1 is being filed for the sole purpose of including Inline eXtensible Business Reporting Language, or Inline XBRL, data tagging, which was inadvertently omitted from the Original Definitive Proxy Statement due to an administrative error. No other changes have been made to the Original Definitive Proxy Statement.

CALYXT, INC.

2800 Mount Ridge Road

Roseville, Minnesota 55113

Notice of 2023 Annual Meeting of Stockholders

to be held on May 2, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Calyxt, Inc., to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/CLXT2023, on Tuesday, May 2, 2023, at 10:00 a.m. Central Time, for the following purposes:

1.

To elect two Class I directors to our Board of Directors, each to serve a three-year term and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal;

2.	To approve, on an advisory basis, the compensation of Calyxt, Inc.’s Named Executive Officers;

3.	To approve, on an advisory basis, the frequency of future votes to approve the compensation of Calyxt, Inc.’s Named Executive Officers; and

4.	To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Stockholders will also act on such other business and matters or proposals as may properly come before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 10, 2023. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Calyxt, Inc.’s list of stockholders as of March 10, 2023, will be available for inspection 10 days prior to the Annual Meeting during ordinary business hours at our corporate headquarters. In addition, the list of stockholders will also be available during the Annual Meeting through the meeting website for those stockholders who choose to attend.

Your vote as a stockholder of Calyxt, Inc. is very important. Each share of stock that you own represents one vote.

By Order of the Board of Directors,
/s/ Michael A. Carr
Michael A. Carr President & Chief Executive Officer Roseville, Minnesota March 22, 2023

Whether or not you expect to attend the online Annual Meeting, please submit voting instructions for your shares promptly by internet at www.proxyvote.com, by telephone at 1-800-690-6903 (toll free) or by mail. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 2, 2023

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

CALYXT, INC.

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE CALYXT, INC. STOCKHOLDER MEETING TO BE HELD ON MAY 2, 2023

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, primarily over the internet rather than in paper form. Instructions on how to access these materials online or how to request a paper copy of the proxy materials may be found in the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which is being first mailed on or about March 22, 2023, to all stockholders entitled to receive notice of and to vote at the Annual Meeting. We believe that following this rule makes the distribution of proxy materials more efficient and less costly and helps in conserving natural resources.

The proxy materials referred to in the Notice of Internet Availability are both downloadable and printable. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice of Internet Availability.

The Notice of the Calyxt, Inc. 2023 Annual Meeting of Stockholders, this Proxy Statement for the 2023 Annual Meeting of Stockholders, and Calyxt, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.proxyvote.com. These materials will remain on this website and be accessible to Calyxt, Inc. stockholders through the conclusion of the Annual Meeting at no charge to the stockholder.

INFORMATION ABOUT THE ANNUAL MEETING

The Calyxt, Inc. Board of Directors (the “Board”) is providing you with these proxy materials because the Board is soliciting your proxy to vote at the Calyxt, Inc. 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. The Board requests that you vote on the proposals described in this Proxy Statement. You are invited to attend the Annual Meeting online, but you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply vote your shares by proxy by voting online or by telephone as described on the proxy card or voting instruction form or, request a proxy card from us and complete, sign, and return it at your earliest convenience in the postage-prepaid return envelope that will be provided.

Calyxt, Inc. intends to post this Proxy Statement, proxy card, and Annual Report on Form 10-K online at www.proxyvote.com and at https://ir.calyxt.com/sec-filings on or about March 22, 2023. We will mail printed copies of the proxy materials to stockholders who request them by following the instructions contained in the Notice of Internet Availability.

In this Proxy Statement, the terms “Calyxt,” the “Company,” “we,” “us,” and “our” refer to Calyxt, Inc. and the term “Cellectis” refers to Cellectis S.A., our majority stockholder. The mailing address of the principal executive offices is Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113.

Conduct of the Meeting — Virtual Only

The Annual Meeting will be held virtually on May 2, 2023 at 10:00 a.m. Central Time via live audio webcast at www.virtualshareholdermeeting.com/CLXT2023. There will be no physical meeting location, though we have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. In addition to supporting the health and well-being of our employees, stockholders, and other members of the community this year, we believe there are many benefits to a virtual meeting, including expanded access, improved communication, and cost savings for our stockholders and us. We believe that hosting a virtual meeting enables stockholder participation from any location around the world.

To attend the Annual Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card.

We recommend that you log in at least 15 minutes before the Annual Meeting to ensure that you are logged in when the meeting starts. Online access will begin at 9:45 a.m. Central Time. The Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in (at least 15 minutes before the Annual Meeting) and ensure that they can hear streaming audio prior to the start of the Annual Meeting. Information on how to vote online at the Annual Meeting is discussed below.

If you wish to submit a question, please do so during the meeting by logging into the virtual platform at www.virtualshareholdermeeting.com/CLXT2023 and follow the instructions within.

Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will respond directly to that stockholder using the contact information provided.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page.

Record Date and Voting Power

Our Board has fixed March 10, 2023, as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were 49,544,492 shares of common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each share of common stock held as of the record date. There will be no cumulative voting in the election of directors.

Stockholder of Record: Shares Registered in Your Name

If on March 10, 2023, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote in advance of the Annual Meeting by proxy. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card to vote online at the Annual Meeting or to submit voting instructions in advance of the Annual Meeting by internet or telephone for your shares to be voted by proxy.

Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you to submit voting instructions by internet or telephone as instructed on your Notice of Internet Availability or proxy card or to request a proxy card from us and complete, date, sign, and return the proxy card in the envelope that we will provide to you.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

If on March 10, 2023 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization (as opposed to in your name directly), then you are the beneficial owner of shares held in “street name” and the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account, and such broker or other agent has provided voting instructions for you to use in directing it on how to vote your shares. As a beneficial owner, you are also invited to attend the Annual Meeting. However, as you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent in whose name the shares are held in advance of the Annual Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The presence, virtually or by proxy, of the holders of a majority of the outstanding common shares of Calyxt entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. On the record date, there were 49,544,492 shares outstanding and entitled to vote. Thus, the holders of 24,772,247 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

If, however, a quorum is not present at the Annual Meeting, either the Chair of the Annual Meeting or a majority of the holders of common stock present virtually or represented by proxy will adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present. At such adjourned meeting at which a quorum is present any business may be transacted which would have been transacted at the original Annual Meeting.

Recommendations of the Board of Directors on Each of the Proposals

There are four proposals that will be presented to Calyxt stockholders at the Annual Meeting:

Proposal No. 1 — Election of Directors.

The Board recommends that you vote FOR the election of each of the two Class I nominees named in this Proxy Statement.

Proposal No. 2 — Say-on-Pay.

The Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

Proposal No. 3 — Say-on-Frequency.

The Board recommends that you vote ONE YEAR, on an advisory basis, for the frequency of future votes to approve the compensation of our Named Executive Officers.

Proposal No. 4 — Ratification of Appointment of Independent Registered Public Accounting Firm.

The Board recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Required Votes

Pursuant to our amended and restated bylaws (“bylaws”):

•

Nominees for election as Class I Directors to our Board of Directors will be elected by a plurality of the votes of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two nominees receiving the highest number of affirmative “For” votes will be elected as Class I Directors. Only votes “For” will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal No. 1.

•

The compensation of our Named Executive Officers will be approved by the affirmative vote of a majority in voting power of the votes cast by the holders of all shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Only votes “For” or “Against” will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal No. 2. Proposal No. 2 is advisory in nature and is not binding on the Board of Directors or the Company.

•

We will consider our stockholders to have approved the frequency option for the frequency of future votes to approve the compensation of our Named Executive Officers that receives the highest number of votes. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal No. 3. Proposal No. 3 is advisory in nature and is not binding on the Board of Directors or the Company.

•

The appointment of Ernst & Young LLP as our independent public accounting firm for the fiscal year ending December 31, 2023 will be ratified by the affirmative “For” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting and entitled to vote on this matter. Abstentions will have no effect on the outcome of the vote on Proposal No. 4. Because Proposal No. 4 is a routine matter, it is expected that there would not be any broker non-votes.

Voting Instructions; Voting of Proxies

You may either vote “For” or “Withhold” authority to vote for each nominee for the Board. With respect to the advisory approval of the compensation of our Named Executive Officers, you may vote “For” or “Against” or “Abstain.” With respect to the advisory approval of the frequency of future votes to approve the compensation of our Named Executive Officers, you may vote for every “one year,” “two years,” or “three years,” or “Abstain.” With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For” or “Against” or “Abstain.”

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (1) vote by proxy by using a proxy card that you may request from us, (2) vote by proxy over the internet prior to the meeting, (3) vote over the internet during the meeting, or (4) vote by proxy by telephone prior to the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy (via card, internet, or telephone) to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

•

You can vote by proxy card by requesting a proxy card from us pursuant to the instructions in the Notice of Internet Availability, and promptly completing and returning your signed proxy card in the envelope that will be provided. You should mail your signed proxy card sufficiently in advance for it to be received by May 1, 2023.

•

To vote online prior to the Annual Meeting, visit www.proxyvote.com, be sure to have your Notice of Internet Availability or proxy card available, and follow the steps outlined on the secure website. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card to vote online. Your vote must be received by 11:59 p.m., Eastern Time on May 1, 2023 to be counted.

•

To vote by telephone within the United States and Canada, call 1-800-690-6903 (toll free) on a touch tone telephone and follow the instructions provided by the recorded message. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card to vote by telephone. Your vote must be received by 11:59 p.m., Eastern Time on May 1, 2023, to be counted.

•

To vote online during the Annual Meeting, visit www.virtualshareholdermeeting.com/CLXT2023, be sure to have your Notice of Internet Availability or proxy card available and follow the instructions given on the secure website. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card to vote online at the Annual Meeting.

We provide internet proxy voting to allow you to vote your shares online with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in that notice to ensure that your vote is counted. Alternatively, you may vote over the internet as instructed by your broker, bank, or other agent. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent and follow the instructions included with those proxy materials. You may contact the broker, bank, or other agent in whose name your shares are registered to request a proxy form.

Consequences of Not Voting

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online during the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

A broker non-vote occurs when shares registered in the name of a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its client who beneficially owns those shares. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters.

Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. Proposal No. 1 (the election of directors), Proposal No. 2 (say-on-pay) and Proposal No. 3 (say-on-frequency) are considered non-routine matters under applicable rules, and your broker or other nominee will not have discretion to vote on Proposal No. 1, Proposal No. 2 or Proposal No. 3 absent direction from you. Accordingly, there may be broker non-votes on Proposal No. 1 (the election of directors), Proposal No. 2 (say-on-pay) and Proposal No. 3 (say-on-frequency). Proposal No. 4 (the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023) is considered a routine matter under applicable rules, and your broker or other nominee may generally vote in its discretion. Accordingly, no broker non-votes are expected to exist in connection with Proposal No. 4.

The Company’s bylaws provide that a majority of the shares entitled to vote, present virtually, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. As a result, broker non-votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining a quorum is present. However, because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the approval of Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 4 (other than with respect to the determination of whether a quorum is present).

Returning Blank Proxy Card

If you request a proxy card from us and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with management’s recommendations. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Expenses of Soliciting Proxies

The Board is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the Annual Meeting or an adjournment or postponement thereof. We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

Receiving More than One Proxy

If you receive more than one Notice of Internet Availability or more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice of Internet Availability or set of proxy materials that you receive to ensure that all your shares are voted. Each Notice of Internet Availability or proxy card may have a different 16-digit control number printed in the box marked by the arrow.

Revocation of Proxies

Stockholder of Record: Shares Registered in Your Name

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by voting again through the internet or by telephone.

•	You may send a timely written notice that you are revoking your proxy to Calyxt’s General Counsel at 2800 Mount Ridge Road, Roseville, MN 55113.

•

You may attend the virtual Annual Meeting and vote online by following the instructions posted at www.virtualshareholdermeeting.com/CLXT2023. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

The latest proxy vote is the one that is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

If your shares are held by your broker, bank, or other agent, as a nominee or agent, you should follow the instructions provided by such broker, bank, or other agent.

Results of Voting at the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Procedure for Submitting Stockholders Proposals and Director Nominees at the 2024 Annual Meeting of Stockholders

The rules of the SEC permit our stockholders, after timely notice to Calyxt, to present proposals in the Company’s proxy statement for stockholder action where such proposals are consistent with applicable law, constitute a proper matter for stockholder action, and are not properly omitted by Calyxt in accordance with the rules of the SEC. To be timely for the Company’s 2024 Annual Meeting of Stockholders, a stockholder’s notice of a proposal must be delivered to or mailed and received by the Secretary of Calyxt at the Company’s principal executive offices, 2800 Mount Ridge Road, Roseville, MN 55113, no later than November 23, 2023.

Pursuant to the Company’s bylaws, in order for a proposal to be properly brought before the next annual meeting by a stockholder or for a stockholder’s nominee for director to be considered at such annual meeting, the stockholder must give written notice of such stockholder’s intent to bring a matter before the annual meeting or to nominate the director, which must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the case of the Company’s 2024 Annual Meeting of Stockholders, to be timely under the Company’s bylaws, a stockholder’s notice must be received not later than February 2, 2024, nor earlier than January 3, 2024. Each such notice must set forth certain information with respect to the stockholder who intends to bring a proposal before the meeting or to make the nomination, and the director nominee or proposal, as set forth in greater detail in the Company’s bylaws. If we receive notice of a stockholder proposal after February 2, 2024, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board for the 2024 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

In the event that the date of the Company’s 2024 Annual Meeting is advanced more than 30 days prior to the anniversary of the Company’s 2023 Annual Meeting or delayed more than 30 days after such anniversary date, then to be timely such notice must be received by the Company no earlier than 120 days prior to such 2024 Annual Meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Company.

In addition to satisfying the requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than March 1, 2024.

If the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made.

Copies of Proxy Materials and Corporate Governance Documents

The Notice of 2023 Annual Meeting of Stockholders, this Proxy Statement for the Annual Meeting, and the Company’s Annual Report on Form 10-K are posted on Calyxt’s website at https://ir.calyxt.com/sec-filings and at www.proxyvote.com.

The Company’s certificate of incorporation and bylaws are filed as an exhibit to its most recent Annual Report on Form 10-K, which is posted on the Company’s website at https://ir.calyxt.com/sec-filings.

The Company’s corporate governance guidelines, code of business conduct and ethics, and charters for each of the Company’s standing Board committees are posted on the Company’s website at https://ir.calyxt.com/corporate-governance/governance-documents. Stockholders may receive printed copies of each of these documents without charge by contacting the Company’s Investor Relations Department at Calyxt, Inc., Attn: Investor Relations, 2800 Mount Ridge Road, Roseville, MN 55113, or by calling (651) 683-2807.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Pursuant to the Company’s Certificate of Incorporation, our Board shall consist of not less than five nor more than 11 directors, with the exact number of directors to be determined from time to time solely by resolution adopted by a majority of the Board. Our Board has adopted a resolution fixing the number of directors at eight members.

Following the date on which Cellectis and its affiliates no longer beneficially owned more than 50% of the outstanding shares of Common Stock, our Board became divided into three classes with staggered three-year terms. While our Board is classified, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our Board of Directors is designated as follows:

•	Mr. Philippe Dumont and Mr. Jonathan Fassberg serve as Class I directors, and their terms will expire at the annual meeting of stockholders to be held in 2023;

•	Ms. Anna Ewa Kozicz-Stankiewicz, Ms. Kimberly Nelson, and Mr. Christopher Neugent serve as Class II directors, and their terms will expire at the annual meeting of stockholders to be held in 2024; and

•	Mr. Laurent Arthaud, Mr. Michael Carr, and Dr. Yves Ribeill serve as Class III directors, and their terms will expire at the annual meeting of stockholders to be held in 2025.

Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected.

Directors will be elected by a plurality of the votes of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two nominees receiving the highest number of affirmative “For” votes will be elected.

Unless otherwise provided by law and subject to the terms of our Stockholders Agreement dated July 25, 2017 with Cellectis (as amended, the “Stockholders Agreement”), any vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may be filled solely by a majority of the directors then in office or by the sole remaining director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

Pursuant to the Stockholders Agreement, Cellectis has a right to designate as nominees to the Board the greater of three members of the Board or a majority of the directors on the Board, and to designate the chair of the Board and one member to each committee of the Board. Cellectis has designated Mr. Arthaud to serve as its nominee to the Board. Cellectis has reserved its rights under the Stockholders Agreement to make additional designations from time to time.

Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders

The individuals listed below, each of whom is currently serving on our Board, are nominated for election this year as Class I directors. The following is a brief biography of each nominee for Class I director and a discussion of the specific experience, qualifications, attributes, or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.

Philippe Dumont, 71, has served as a member of our Board since July 2017. Mr. Dumont retired in December 2012 from Bayer CropScience, where he was employed since May 2002. At Bayer he held the position of Head of Technology Management, Seeds, and was responsible for supervising globally the Regulatory Affairs and Regulatory Science functions, Stewardship, Public, and Governmental Affairs and Communication impacting GMOs and seeds. Until 2006 Mr. Dumont also supervised the Legal and Intellectual Property functions in the seed business. Mr. Dumont also held the same responsibilities at Aventis Crop Science from December 1998 until April 2002. From 1987 to 1998, Mr. Dumont was General Counsel of Rhône-Poulenc Agrochimie. Prior to moving to France in 1987, Mr. Dumont held positions as an associate at Cravath Swaine & Moore (1975-1981), international legal counsel at Gulf Oil Corporation (1981-1983), and as solo practitioner in Washington D.C. from 1983-1986. Mr. Dumont is retired from the New York and District of Columbia Bars and is a graduate of the Georgetown University Law Center (J.D. 1975) and Columbia University (B.A., magna cum laude 1972). Since June 2013, he has been serving as a director of Association Française des Biotechnologies Végétales, responsible for international relations, where he tries to promote public and governmental understanding of new breeding techniques and related regulatory issues. Based on his leadership and regulatory experience in the plant biotechnology industry both in the United States and Europe, we believe Mr. Dumont has the appropriate set of skills to serve as a member of our Board.

Jonathan B. Fassberg, 57, has served as a member of our Board since August 2018. Mr. Fassberg is currently the Vice Chairman of Healthcare Investment Banking at Oppenheimer & Co. Inc., a leading investment bank, wealth manager, and a subsidiary of Oppenheimer Holdings. Mr. Fassberg founded The Trout Group in 1996 and was the Co-Chief Executive Officer of Solebury Trout LLC since the Trout Group’s acquisition by Solebury Communications in November 2017 until March 2021. Mr. Fassberg holds a Bachelor of Science degree in biology and chemistry from The University of North Carolina – Chapel Hill and a Master of Business Administration degree in finance from New York University’s Stern School of Business. Based on his deep financial expertise and experience, we believe Mr. Fassberg has the appropriate set of skills to serve as a member of our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED CLASS I NOMINEE.

The following Class II directors’ terms will continue until the 2024 annual meeting of stockholders and are not submitted for election at the Annual Meeting:

•	Ms. Anna Ewa Kozicz-Stankiewicz

•	Ms. Kimberly Nelson

•	Mr. Christopher Neugent

The following Class III directors’ terms will continue until the 2025 annual meeting of stockholders and are not submitted for election at the Annual Meeting:

•	Mr. Laurent Arthaud

•	Mr. Michael Carr

•	Dr. Yves Ribeill

DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors and Leadership Structure

Our Corporate Governance Guidelines, Certificate of Incorporation, and bylaws provide the Board flexibility in determining its leadership structure.

The Board may establish the authorized number of directors from time to time by resolution. Immediately prior to the Annual Meeting, our Board consists of eight members, six of whom are independent under the listing standards of the Nasdaq Capital Market (the “Nasdaq”).

The Board separates the role of Chair of the Board and Chief Executive Officer. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair of the Board and Chief Executive Officer in any way that is in our best interests at a given point in time. The Board may make a different determination in the future as to the appropriateness of its current policies in connection with the recruitment and succession of the Chair of the Board and/or the Chief Executive Officer.

We provide below biographical information, including age, for each director (other than our director nominees whose biographies appear under “Proposal No. 1 — Election of Directors”).

Yves J. Ribeill, Ph.D., 63, has served as a member of our Board since July 2018 and currently serves as the Chair of the Board of Directors. Dr. Ribeill served on an interim basis as Calyxt’s Executive Chair and principal executive officer from February 2021 until August 2021 and interim Chief Executive Officer from August 2018 until October 2018. In January 2022, he became a Partner at Argobio, a start-up studio based in Paris, France, dedicated to turning cutting-edge innovations into breakthrough biotech companies. From August 2017 to December 2021, he served as the Chief Executive Officer of Ribogenics, Inc., which is a private biotechnology company working on mRNA splicing. Dr. Ribeill was also a founder of Scynexis, Inc. (NASDAQ: SCYX), served as its President from November 1999 until July 2015 and served as its Chief Executive Officer from November 1999 until April 2015. Before his work with Scynexis, Dr. Ribeill served in various positions during the 35 years of his international career with Rhone-Poulenc, Aventis including Discovery Chemistry Group leader for Anti-Viral Research and later in the Central Nervous System Group in France. He also served as Group Leader in the Cardiovascular Group in England. Upon his return to France, Dr. Ribeill served as Director of Chemistry for the Anti-Infective Group. He was involved in all phases of the drug discovery and development effort that resulted in the FDA approval of multiple drugs. He served as a Director of Scynexis, Inc. from November 1999 to March 2016 and has been a director of various other biotechnology companies in Europe and the United States. He is the author of more than 26 publications and 15 patents. He was a member of the Scientific Advisory Committee of the World Health Organization, Drug for Neglected Diseases and of the Medicine Malaria Venture in Geneva. Dr. Ribeill has a Ph.D. in Chemistry from the University of Montpellier (France). Based on his deep understanding of research and development and his experience with numerous biotechnology companies, we believe Dr. Ribeill has the appropriate skills to serve as a member of our Board.

Michael A. Carr, 54, was appointed as a Director as well as the Company’s President and Chief Executive Officer effective July 27, 2021. Mr. Carr previously served as the Vice President M&A, Strategy, and Innovation of Darling Ingredients, Inc. (NYSE: DAR), a global developer and producer of sustainable natural ingredients and renewable energy since January 2017. Prior to joining Darling Ingredients, Mr. Carr was a partner at BAC Investments, LLC, an established consulting, advisory, and investment firm, from January 2010 through January 2017, Previously, Mr. Carr held multiple positions at American Capital Limited, a global private equity and asset management firm. Mr. Carr has served on the boards of directors for EnviroFlight, a brand of Darling Ingredients (2020-2021), BEST Life and Health Insurance Company (2014-2018), ACG Global (2010 – 2017), and several portfolio companies of American Capital Limited, including United Food Group. Mr. Carr obtained his M.B.A. from the Graziadio School of Business and Management at Pepperdine University, and he also holds a Bachelor of Science degree in Business from California State University — Northridge. Mr. Carr is qualified to serve on the Board in light of his deep operational, financial and investment experience and his diverse knowledge across industries.

Laurent Arthaud, 60, was appointed as a Director in July 2020. Mr. Arthaud served as a member of our Board of Directors from July 2017 to May 2019 and has served as a member of Cellectis’ board of directors since 2011. Mr. Arthaud has been designated by Cellectis to serve as its nominee to the Board. Mr. Arthaud has been the Managing Director of Life Sciences and Ecotechnologies for Bpifrance Investissement (formerly CDC Enterprises, a subsidiary of Caisse des Dépôts) since 2012. He currently serves on the board of directors of Kurma Life Sciences Partners, Adocia, Ribogenics Inc., Aledia, Argobio, Enyo Pharma, and Sparingvision. From 2006 to 2016, he served on the board of directors of Emertec Gestion. From 2006 to 2012, Mr. Arthaud held the position of Deputy CEO at CDC Entreprises, and directed InnoBio, an investment fund managed by Bpifrance Investissement. From 1999 to 2004, he served as Vice President of Aventis Capital, an investment subsidiary of the pharmaceuticals group Aventis, and as President of Pharmavent Partners from 2004 to 2006. Mr. Arthaud is a graduate of the École Polytechnique and the École Nationale de Statistique et d’Administration Économique. We believe Mr. Arthaud’s extensive investment experience in the biotechnology industry qualifies him to serve as a member on our Board.

Anna Ewa Kozicz-Stankiewicz, 47, has served as a member of our Board since July 2017. In July 2017, Ms. Kozicz partnered with Cowen Investment Management to create Cowen Sustainable Investments focused on sustainability in agriculture, energy, and transportation services. Prior to this partnership, Ms. Kozicz held management roles at BlackRock from 2012 to 2017, including Head of US Strategy and Corporate Development as well as investing roles as Portfolio Manager of a private asset portfolio for ABR Reinsurance Ltd., a Bermuda based reinsurance company which Ms. Kozicz helped to set up on behalf of BlackRock. From 2009 to 2012, Ms. Kozicz worked as an equity Portfolio Manager at Caxton Associates. From 2000 to 2009, Ms. Kozicz held multiple positions at Goldman Sachs, including Managing Director, and spent most of her time in the Principal Strategies Group with a focus on investing in the global agricultural sector. During her time at Goldman Sachs, she served as a director on the board of a New York-based federal credit union Polish & Slavic Federal Credit Union. She started her career in investment banking in 1996 at Credit Suisse First Boston in its Financial Institutions Group. Ms. Kozicz received a Bachelor of Arts in Math and Economics from Columbia College and her MBA from Columbia Business School. Based on her investment experience in the agriculture industry, we believe Ms. Kozicz has the appropriate set of skills to serve as a member of our Board.

Kimberly K. Nelson, 55, has served as a member of our Board since January 2019. Ms. Nelson has served as the Executive Vice President and Chief Financial Officer of SPS Commerce (NASDAQ: SPSC), a provider of cloud-based supply chain management solutions, since November 2007. Ms. Nelson has also served on the Board of Qumu Corporation (NASDAQ: QUMU), a video content management company, from March 2012 until May 2019. Since November 2019, Ms. Nelson has served at the Board of Directors of Teradata, a provider of database and analytics-related software, products, and services. She holds a Bachelor of Arts degree in finance from Babson College, Wellesley, Massachusetts, and completed the Executive MBA program at the University of Saint Thomas. Ms. Nelson has provided financial direction at several companies over her 30-year career including Amazon.com, Nestlé USA Inc., and The Pillsbury Company. Based on her strong finance and investor relations experience and her broad experience with premier food and consumer companies, we believe Ms. Nelson has the appropriate set of skills to serve as a member of our Board.

Christopher J. Neugent, 61, has served as a member of our Board since September 2018. Mr. Neugent has served as the Executive Vice President of Strategy of Post Holdings, Inc. (NYSE: POST), a consumer packaged goods holding company, since July 2018. Prior to this, he served as President and CEO of Post Consumer Brands, a breakfast cereal manufacturer, from 2015 until July 2018. He held a variety of leadership positions at the MOM Brands Company from 2001-2015, and was its Chairman of the Board and Chief Executive Officer when the company was sold to Post Holdings in 2015. Prior to joining MOM Brands in 2001, Mr. Neugent was a Vice President of Marketing at Frito-Lay, a division of PepsiCo, Inc., where he served in a variety of leadership positions in marketing, sales, and finance from 1989-2001. Mr. Neugent has served on the Board of Welch Foods, Inc. since February 2016 and is Chairman of their Compensation Committee and a member of their Audit Committee. He holds an A.B. degree in Economics from Princeton University and completed the Advanced Management Program at the Wharton School of Business. We believe Mr. Neugent’s experience as a Chief

Executive Officer in building and leading organizations, developing and implementing corporate strategy, and leading business transformations qualifies him to serve as a member of our Board.

Director Independence

The Nasdaq listing standards generally require that a majority of the members of a listed company’s Board be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board has undertaken a review of the independence of each of our directors who served in the most recently completed fiscal year and has considered whether any such director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on this evaluation, the Board determined that each of Mr. Dumont, Mr. Fassberg, Ms. Kozicz, Ms. Nelson, Mr. Neugent, and Dr. Ribeill are independent. Because of his status as President & Chief Executive Officer of the Company, the Board determined that Mr. Carr is not independent under the independence provisions of the Nasdaq listing standards and Rule 10A-3. Because of his status as a director of Cellectis, the Board determined that Mr. Arthaud is not independent under the independence provisions of the Nasdaq listing standards and Rule 10A-3.

In making such independence determinations, our Board considered the relationships that each of the directors has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each director.

There are no family relationships among any of our directors or executive officers.

Loss of Controlled Company Exemption

Until the Effective Date, Cellectis controlled a majority of the voting power of our outstanding common stock. As a result, we were a “controlled company” within the meaning of the Nasdaq listing standards and were permitted to elect not to comply with certain corporate governance requirements, including the requirements that (a) director nominees be selected, or recommended to the Board, either by (i) independent directors constituting a majority of the Board’s independent directors or (ii) a nominations committee composed entirely of independent directors, with a written charter or board resolution, as applicable, addressing the nominations process, and (b) we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Because Cellectis has designated Mr. Arthaud as a member of each of the Compensation Committee and the Nominating and Corporate Governance Committee pursuant to the Stockholders Agreement, we previously relied on the controlled company exemption with respect to the independence requirements for those committees. Pursuant to Nasdaq’s listing standards, we are permitted a phase-in period of one year before we are required to have a fully independent Compensation Committee and the Nominating and Corporate Governance Committee.

Role of the Board in Risk Oversight

The Board is actively involved in the oversight of our risk management process. The Board does not have a standing risk management committee but administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. Our Audit Committee has the responsibility to consider and discuss our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. Our Compensation Committee assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee has responsibility to review and assess Calyxt’s significant environmental, social, and governance issues, risks, and trends. Our Board is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

The full Board, or the appropriate committee, receives reports on risks facing Calyxt from our principal executive officer or other members of management to enable it to understand our risk identification, risk management, and risk mitigation strategies. We believe that our Board’s leadership structure is consistent with and supports the effective administration of the Board’s risk oversight function.

Attendance at Meetings

During the fiscal year ended December 31, 2022, the Board held 22 meetings and acted by written consent seven times. Members of the Board are expected to regularly attend all meetings of the Board and committees on which they serve. Each director attended more than 75 percent of the meetings of the Board and of the committees on which the director served that were held during the last fiscal year. The non-management directors meet in conjunction with regular meetings of the Board outside of the presence of management in executive session and the independent members of our Board also meet in executive sessions.

Members of the Board are invited, but not required, to attend each annual meeting of our stockholders. Mr. Carr, Mr. Fassberg, and Ms. Nelson attended our 2022 Annual Meeting of Stockholders, which was held on June 1, 2022.

Board Committees

Our Board has established three standing committees: Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee, each of which is described below. Each of our standing committees operate pursuant to charters posted on the Investors section of our website at https://ir.calyxt.com/corporate-governance/governance-documents.

Audit Committee

The Audit Committee is composed of Mr. Dumont, Mr. Fassberg, Ms. Kozicz, and Ms. Nelson (chair). Our Board has determined that Ms. Nelson, Mr. Dumont, Mr. Fassberg, and Ms. Kozicz are independent under the applicable provisions of the Nasdaq listing standards and Rule 10A-3. Each of Ms. Nelson, Mr. Dumont, Mr. Fassberg, and Ms. Kozicz qualifies as an “audit committee financial expert” as such term is defined in the regulations under the Exchange Act and meets the requirements for financial literacy and financial sophistication required under applicable rules and regulations.

The Audit Committee is responsible for, among other things, the oversight of the integrity of our financial statements and system of internal controls, the qualifications and independence of our independent registered accounting firm, and the performance of our internal audit function and independent auditor. The Audit Committee also has the authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. In addition, the Audit Committee will review reports from management, legal counsel, and third parties relating to the status of compliance with laws, regulations, and internal procedures. The Audit Committee is also responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management.

The Audit Committee held four meetings during 2022.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Mr. Arthaud, Mr. Fassberg, Ms. Kozicz (chair), and Dr. Ribeill. The Nominating and Corporate Governance Committee is responsible for, among other things, matters of corporate governance and matters relating to the practices, policies, and procedures of our Board, identifying and recommending candidates for election to our Board and each committee of our Board, and reviewing, at least annually, our corporate governance principles. See “Loss of Controlled Company Exemption” above.

The policy of our Nominating and Corporate Governance Committee is to identify director candidates, including nominees submitted by stockholders, based on criteria established by the Nominating and Corporate Governance Committee, and approved by the Board, which includes the criteria set forth in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee considers not only the director candidate’s qualities, performance, and professional responsibilities, but also the current composition of the Board and the challenges and needs of the Board at that time. In addition, the Stockholders Agreement provides Cellectis with certain rights relating to the composition of our Board. See “Certain Relationships and Related Party Transactions — Relationship with Cellectis — Stockholders Agreement.” The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. Stockholders who wish to recommend a prospective nominee should follow the procedures set forth in Section 2.05 of our bylaws. Stockholders should also review the section entitled “Procedures for Submitting Director Nominations and Stockholder Proposals.” The Nominating and Corporate Governance Committee will evaluate stockholder-recommended nominees in the same manner as other nominees, other than those designated pursuant to the Stockholders’ Agreement. All director nominees at the Annual Meeting were elected at the Calyxt 2022 Annual Meeting of Stockholders.

Calyxt does not have a specific policy on diversity of the Board. Instead, the Nominating and Corporate Governance Committee and the Board evaluate nominees in the context of the Board as a whole, with the objective of selecting nominees that will contribute to a diversity of viewpoints that will enhance the quality of the Board’s deliberations and decisions. Such diversity may be reflected in a mix of different knowledge, experience, skills, expertise, backgrounds, and other characteristics. Calyxt is proud to have a diverse Board, including with respect to gender. We provide below disclosure regarding the diversity of our Board.

Board Diversity Matrix (As of March 1, 2023)
	Female	Male	Non-Binary	Did Not Disclose Gender
Total Number of Directors	8
Part I: General Identity
Directors	2	5	—	1
Part II: Demographic Background
Black or African American	—	—	—	—
Hispanic or Latino	—	—	—	—
Asian	—	—	—	—
Native American or Alaska Native	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White (not of Hispanic or Latinx origin)	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Did Not Disclose Demographic Background	—	—	—	1

The Nominating and Governance Committee held two meetings during 2022.

Compensation Committee

The Compensation Committee is composed of Mr. Arthaud, Mr. Dumont, Mr. Neugent (chair), and Dr. Ribeill. The Compensation Committee is responsible for, among other things, reviewing and approving our overall compensation philosophy and overseeing the administration of related compensation benefit programs, policies, and practices. The Compensation Committee is also responsible for annually reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and evaluating their performance in light of these goals, reviewing the compensation of our executive officers and other appropriate officers, and administering our incentive and equity-based compensation plans. Executive compensation is recommended by the Compensation Committee and set by the Board. In performing this function, the Compensation Committee and the Board rely on the Chief Executive Officer to provide information regarding the executive officers, their roles and responsibilities, and the general performance of the Company and the various business units. The Chief Executive Officer, Chief Financial Officer, and General Counsel, as well as members of Calyxt’s human resources team, provide support, take directions from, and bring suggestions to the Compensation Committee and the Board. The Chief Executive Officer also suggests performance measures and targets for each of the executive officers under our cash bonus program. The final decisions regarding salaries, bonuses (including measures, targets, and amounts to be paid), equity grants, and other compensation matters related to executive officers are made by the Board. No executive officer has any role in director compensation. The Compensation Committee may delegate all or a portion of duties and responsibilities to a subcommittee of the Compensation Committee. See “Loss of Controlled Company Exemption” above.

In fiscal year 2022, the Compensation Committee has engaged Vareo Advisors, LLC as its consultant for executive and non-executive compensation. The Compensation Committee determined that Vareo Advisors, LLC is free of conflicts of interest under applicable Nasdaq and SEC rules. The consultant reports directly to the Compensation Committee and works with the Compensation Committee, the Board, and management to, among other things, provide advice regarding compensation structures and programs in general and competitive compensation data.

The Compensation Committee held six meetings during 2022.

Corporate Governance Guidelines

Our Board has adopted written Corporate Governance Guidelines that serve as a framework for our Board and its committees. These guidelines cover a number of areas including the size and composition of the Board, membership criteria for the Board and director qualifications, director responsibilities, board agenda, the responsibilities of the Chair of the Board, and the Chief Executive Officer, the appointment of a presiding director, meetings of non-management directors, the role of committees of the Board, access of directors to management and independent advisors, third-party communications, director compensation, director orientation and continuing education, management evaluation and succession and annual performance evaluations.

The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our Board, as warranted.

Code of Business Conduct and Ethics

We have adopted the Calyxt Code of Business Conduct and Ethics, which is applicable to all our employees, executive officers, and directors. Any amendments to our Code of Business Conduct and Ethics and any waivers of its requirements will be disclosed on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements.

Policies Prohibiting Employee, Officer, and Director Hedging and Pledging

Calyxt’s insider trading policy prohibits our directors, executive officers, employees, and their related persons from purchasing our securities on margin or holding our securities in margin accounts or otherwise pledging our securities, and also prohibits any hedging transactions (including, transactions involving options, warrants, puts, calls, prepaid variable forward contracts, equity swaps, collars, and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of equity securities of Calyxt.

Stockholder Communications

Stockholders may contact our Board about bona fide issues or questions about Calyxt by sending a letter to the following address: Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the number of shares of our stock that are owned of record (if a record holder) or beneficially. If a stockholder wishes to contact the independent members of the Board, the stockholder should address such communication to the attention of the “Independent Directors” at the address above. Our General Counsel will initially receive and process communications before forwarding them to the addressee, and generally will not forward a communication that is unrelated to the duties and responsibilities of the Board, including a communication the General Counsel determines to be primarily commercial in nature, is related to an improper or irrelevant topic, or is a request for general information about us or our products or services.

EXECUTIVE OFFICERS

The following table sets forth information concerning our current executive officers, other than Michael A. Carr, whose information is set forth above under “Directors and Corporate Governance — Board of Directors and Leadership Structure”:

Name	Age	Position
Michael A. Carr.	54	President & Chief Executive Officer
William F. Koschak	54	Chief Financial Officer
Travis J. Frey, Ph.D.	45	Chief Technology Officer
Debra Frimerman	43	General Counsel and Corporate Secretary

William F. Koschak has served as our Chief Financial Officer since January 2019. Mr. Koschak previously served as the Vice President, Finance of the Brain Therapies business unit of Medtronic plc (NYSE: MDT), a global medical technology company, from June 2017 through January 2019. As Vice President, Finance of the Brain Therapies business unit, Mr. Koschak had responsibility for matters including financial and strategic planning for the $2.5 billion in revenue global brain therapies business unit, as well as acquisitions and operational excellence. During this time, Mr. Koschak also served as Interim Vice President and General Manager, Brain Modulation from May 2018 through October 2018. As the interim General Manager of Brain Modulation, he led all aspects of the global Brain Modulation business with a focus on the development of products for medical devices to treat the effects of Parkinson’s disease and epilepsy. Prior to joining Medtronic plc, Mr. Koschak served as the Executive Vice President and Chief Financial Officer of Young America Holdings, LLC, a privately held digital services firm, beginning in December 2014. Mr. Koschak also held various finance positions including Vice President, Finance for Convenience and Foodservice and Vice President, Financial Reporting at General Mills, Inc. (NYSE: GIS), where he was employed from May 2005 until December 2014. Prior to General Mills, Mr. Koschak was an audit partner at KPMG LLP. Mr. Koschak is a board member of 1st Financial Bank USA and Second Harvest Heartland, the second largest food bank in the United States. Mr. Koschak is a graduate of Augsburg College.

Travis J. Frey, Ph.D., has served as our Chief Technology Officer since May 2019. Prior to joining Calyxt, Dr. Frey served as the Vice President of Science and Innovation from March of 2018 to April of 2019 at WISErg Corporation, a company fusing biological science and engineering into a solution that converts landfill-bound food into premium sustainable agricultural inputs. Dr. Frey was responsible for WISErg’s science and technology vision, strategy and execution as well as being responsible for aligning science and innovation initiatives regarding existing and new product research and development. Prior to joining WISErg Corporation, Dr. Frey held various roles at Monsanto from January of 2006 to March of 2018, where he developed improved varieties of corn, improved efficiencies in the introgression of traits into elite germplasm, improved molecular assays to enhance the use of breeding while reducing the need for field testing, and led Monsanto’s global Dicot transformation center as well as their controlled environment facilities. Dr. Frey received his B.S. in Horticulture from Penn State University, M.S. in Plant Breeding and Plant Genetics from the University of Wisconsin, Ph.D. in the Plant Biology and Biotechnology Program at the University of Delaware and an M.B.A from the University of Chicago — Booth School of Business.

Debra Frimerman has served as our General Counsel since February 2019 and also our Corporate Secretary since March 2019. From February 2012 until joining Calyxt, Ms. Frimerman held multiple roles in the legal department at Syngenta, a global agribusiness company. Ms. Frimerman’s most recent role at Syngenta was Associate General Counsel where she led the U.S. seeds legal department, which included responsibility for global seed licensing transactions. Prior to Syngenta, Ms. Frimerman practiced law at Stoel Rives LLP and Lindquist & Vennum PLLP focusing on mergers and acquisitions, securities, commercial transactions, and general corporate matters. Ms. Frimerman holds a J.D. from the University of Minnesota Law School, where she graduated magna cum laude, and a Bachelor of Arts degree in economics from the University of California, Santa Barbara.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers

This Compensation Discussion and Analysis provides information regarding our compensation programs for its principal executive officer, principal financial officer, and each of its other executive officers serving at the end of the 2022 fiscal year (collectively, the “NEOs”), who are identified below:

NEO	Position
Michael A. Carr	President & Chief Executive Officer
William F. Koschak	Chief Financial Officer
Travis J. Frey, Ph.D.	Chief Technology Officer
Debra Frimerman	General Counsel and Corporate Secretary

Compensation Philosophy and Objectives

Calyxt’s compensation program is designed to recognize the level of responsibility of an executive within Calyxt, taking into account the NEO’s role and expected leadership within our organization, and to encourage and reward decisions and actions that have a positive impact on our overall performance.

Calyxt’s compensation philosophy is based upon the following objectives:

•	to reward our executives for their outstanding performance and business results;

•	to emphasize the enhancement of shareholder value;

•	to value the executive’s unique skills and competencies;

•	to attract, retain and motivate qualified executives; and

•	to provide a competitive compensation structure in the life sciences market based on select market survey data.

Overview of Compensation Process

The Compensation Committee administers Calyxt’s compensation program. The Compensation Committee is responsible for, among other things, reviewing and approving our overall compensation philosophy and overseeing the administration of related compensation benefit programs, policies, and practices. The Compensation Committee is also responsible for annually reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other NEOs and evaluating their performance in light of these goals, reviewing the compensation of NEOs, and administering our incentive and equity-based compensation plans. Executive compensation is recommended by the Compensation Committee and set by the Board. In performing this function, the Compensation Committee and the Board rely on the Chief Executive Officer to provide information regarding the other NEOs, their roles and responsibilities, and the general performance of Calyxt. The Chief Executive Officer also suggests performance measures and targets for each of the executive officers under our short-term cash incentive program. The final decisions regarding salaries, bonuses (including measures, targets, and amounts to be paid), equity grants, and other compensation matters related to executive officers are made by the Board. None of the NEOs (including the Chief Executive Officer) has a role in determining his or her own compensation.

Compensation Consultant

In fiscal 2022, the Compensation Committee engaged Vareo Advisors, LLC to serve as its compensation consultant. The compensation consultant has periodically been engaged to assist the Compensation Committee with evaluation of our compensation program to review, comment and make recommendations on executive compensation matters, to help select appropriate market data for compensation determinations, to assist in executive compensation disclosures, and to provide updates on regulatory changes in compensation-related issues and other developments and trends in executive compensation. The Compensation Committee determined that Vareo Advisors, LLC is free of conflicts of interest under applicable Nasdaq and SEC rules. The compensation consultant reported directly to the Compensation Committee and works with the Compensation Committee, the Board, and management to, among other things, provide advice regarding compensation structures and programs in general and competitive compensation data.

Elements of Compensation

Our compensation program has three primary elements: a base salary, an annual cash incentive, and incentive equity awards. In addition, we also offer Our executives the ability to participate in a 401(k) plan and health and welfare programs. Calyxt pays the cost of executives’ insurance premiums for medical and dental plans.

Our Compensation Committee has not adopted any policies for allocating compensation between long- term and currently paid-out compensation, between cash and non-cash compensation or among different forms of non-cash compensation.

Base Salary

Calyxt pays base salaries to recognize and reward each named executive officer’s unique value and skills, competencies and experience in light of the executive’s position. The Compensation Committee and the Board consider a variety of factors such as market survey data, a subjective assessment of the nature and scope of the NEO’s responsibilities, each NEO’s unique value and historical contributions, historical increases, internal equity considerations, and the experience of the NEO in setting base salaries. The NEOs were entitled to base salaries at the following annual rates during 2022:

2022 Base Salary Rate

Name	($)
Michael A. Carr	500,000
William F. Koschak	340,000
Travis J. Frey, Ph.D.	300,000
Debra Frimerman	321,000

Calyxt did not modify the base salary rates of any NEOs for 2022.

Annual Cash Incentive

Annual cash incentive awards are used to reward and motivate NEOs for achieving key financial and operational objectives. The annual incentive bonus awards are generally payable based on our performance and, in some cases, the level of individual contributions to that performance.

On May 3, 2022, Calyxt established the 2022 Short Term Incentive Plan (“STIP”), which provides performance-based cash awards for certain of our executives, subject to a maximum limit of 200% of the executive’s target bonus level. Under the STIP, the eligible executives (including the NEOs) will receive a performance bonus opportunity based on a percentage of the individual’s annual base salary, with Calyxt performance objectives and individual performance objectives established by the Board, and each comprising 50% of the bonus determination for executive officers other than the Chief Executive Officer. The achievement against Calyxt performance objectives comprises 100% of the bonus determination for the Chief Executive Officer. To be eligible to receive a bonus under the STIP, a participant in the plan must be employed by Calyxt as of both December 31, 2022 and the payment date, unless otherwise provided in a written agreement between Calyxt and the participant, and bonuses are subject to clawback to the extent required or permitted by law.

STIP Targets

Name	Bonus Target (as a Percentage of Base Salary) (%)	2022 Bonus Target ($)
Michael A. Carr	100%	500,000
William F. Koschak	45%	153,000
Travis J. Frey, Ph.D.	45%	135,000
Debra Frimerman	40%	128,400

Company Objectives (100% for Chief Executive Officer and 50% for non-Chief Executive Officer Plan Participants)

The portion of bonus attributable to Company Objectives is weighted as follows: 40% Collaboration (Measure 1), 20% Cash Balance (Measure 2) and 40% Innovation (Measure 3). Each Measure 1-3 will be determined by the Compensation Committee.

With respect to the Company Objectives, the STIP provides the Compensation Committee with the authority to determine whether (and by what amount) the actual result used to calculate the achievement of a Measure should be adjusted to account for extraordinary events or circumstances (including, without limitation, overall financial market performance factors relative to assumptions used in establishing target Measures), or should otherwise be adjusted in order to be consistent with the purpose or intent of the 2022 annual performance bonus program. The following are the performance targets and corresponding potential payouts for each of the three measures used in the STIP for 2022:

Multiplier/ Achievement Level	Measure 1 Collaboration	Measure 2 Cash Balance	Measure 3 Innovation
50%	Signed BioFactory Collaboration(s) AND Licensing Deal(s), collectively having NPV of $40mm	Cash Balance at 12/31/22 sufficient to fund 6 months of operations	BioFactory Pilot Plant Fully Operational with Full Analytics

100%	Signed BioFactory Collaboration(s) AND Licensing Deal(s), collectively having NPV of $75mm	Cash Balance at 12/31/22 sufficient to fund 12 months of operations	AI/ML Advancement to include Pathway Discovery and Vector Creation at a 25% improvement over baseline. Use of Lab Analytics (LC) in validating targets cumulating in AI/ML with Predictive Capabilities

200%	Signed BioFactory Collaboration(s) AND Licensing Deal(s), collectively having NPV of $100mm	Cash Balance at 12/31/22 sufficient to fund 18 months of operations	First BioFactory Infrastructure Partner Announced OR Scaling Production in Calyxt System

Weighting of Company Objectives	40%	20%	40%

Individual Objectives (50% for non-Chief Executive Officer Plan Participants)

The Compensation Committee will determine, in its discretion, the level of achievement of the goals identified below and the overall achievement of the Individual Objectives, with a multiplier of 0.7x at a minimum level of achievement, 1x at a target level of achievement and 2x at a maximum level of achievement. Achievement at less than the minimum level determined by the Compensation Committee will result in no bonus being earned for that particular goal or for the Individual Objectives as determined by the Compensation Committee.

Specific individual measures will be determined by the Compensation Committee drawn from the categories identified below, together with individual weighting of such Individual Objectives:

•	Internal & External Communications Achievement / Advancement

•	Financial Reporting Achievement / Advancement

•	Information Technology Achievement / Advancement

•	Research and Development Achievement / Advancement

•	Safety & Compliance Achievement / Advancement

•	Leadership Achievement / Advancement

•	Risk Management Achievement / Advancement

•	Intellectual Property Achievement / Advancement

•	Business Development Achievement / Advancement

2022 STIP Results

Given the Company’s cash position, the Compensation Committee determined that payment under the 2022 STIP would not be consistent with the purpose or the intent of the 2022 STIP. Therefore, no STIP amounts were earned or paid to the NEOs for 2022 given that the goal for the cash balance metric was not met.

Incentive Equity Awards

Calyxt uses the grant of equity awards under Calyxt, Inc.’s 2017 Omnibus Incentive Plan (as amended, effective May 18, 2021) (the “Omnibus Plan”) to provide long-term incentive compensation opportunities intended to align the NEOs’ interests with those of Calyxt Stockholders, and to attract, retain and reward NEOs. Our equity program generally consists of a mix of three types of equity awards: stock option awards (“options”), restricted stock units (“RSUs”), and performance stock units (“PSUs”).

On March 24, 2022, Calyxt granted equity awards to certain of our employees, including the NEOs, pursuant to the Omnibus Plan. The amount of the awards was determined based on ownership percentage of Calyxt, on a fully diluted basis, by role based on general practice for similar roles in early stage technology companies. The number of options, RSUs and PSUs granted to each NEO is set forth below:

Name	Options(1)	RSUs(2)	PSUs(3)
Michael A. Carr	490,000	368,000	205,000
William F. Koschak	250,000	219,700	100,000
Travis J. Frey, Ph.D.	250,000	205,650	100,000
Debra Frimerman	250,000	200,450	100,000

(1)	The options have a term of ten years from the grant date, and will vest 25% on the first, second, third and fourth anniversaries of the grant date.

(2)	Certain of the RSUs granted vested in full on January 1, 2023, and the remaining RSUs will vest 1/3 on each of the first, second and third anniversaries of the grant date.
(3)

The PSUs have a three-year performance period of 2022, 2023, and 2024. Vesting and settlement of the PSUs will occur each year based on achievement of objectives approved by the Board for the applicable year; provided that, upon a change in control, the performance period shall be truncated, and the PSUs will vest and settle based on performance through such date, as determined by the Compensation Committee of the Board and otherwise in accordance with the Omnibus Plan and the applicable award agreements. The PSU objectives for 2022 match the target performance goals under the STIP, described above. However, the Compensation Committee determined that the 2022 PSUs would be earned at 100% of target given the Company’s execution of its strategic objectives during 2022.

Other Compensation and Benefits

Health and Welfare and Retirement Benefits

NEOs are generally eligible to participate in the same health and welfare programs and 401(k) plan as other employees and receive company matching contributions under the 401(k) plan. The monthly medical and dental benefit plan premiums of NEO’s are fully paid by Calyxt.

Perquisites

Calyxt generally does not offer any additional perquisites to NEOs. However, our Chief Executive Officer is entitled to receive commuter expense reimbursements of up to $40,000 per calendar year for documented reasonable and customary expenses incurred by him in connection with commuting from his place of residence to our headquarters.

Post-Employment Compensation

Calyxt has entered into employment agreements with certain NEOs, which provide for certain post-employment compensation including severance. Calyxt also maintains a 2021 Executive Severance Plan, as amended, in which certain NEOs participate via voluntary participation agreements. These post-employment benefits are described in additional detail in “Potential Payments Upon Termination or Change in Control” below.

Other Considerations

Compensation Risk Assessment

From time to time, our Compensation Committee oversees a risk assessment of our compensation arrangements. The last review was conducted in December 2021 and, through discussions with management and our compensation consultant, the Compensation Committee determined that our policies and practices of compensating its employees, including executive officers, are not reasonably likely to have material risk for the company.

Summary Compensation Table

The following table sets forth total compensation for the years ended December 31, 2022, December 31, 2021 and December 31, 2020, as applicable, for each Calyxt NEO.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Michael A. Carr(1)	2022	500,000	—	495,923	474,522	—	43,561	1,514,006
President and Chief Executive Officer	2021	216,984	450,000	1,346,500	503,306	—	17,124	2,533,914
William F. Koschak	2022	340,000	—	292,952	241,935	—	16,742	891,629
Chief Financial Officer	2021	338,000	—	144,900	144,635	—	16,225	643,760
	2020	329,000		—	341,697	133,713	18,751	823,161
Travis J. Frey	2022	300,000	—	275,109	242,138	—	14,760	832,007
Chief Technology Officer	2021	295,263	—	132,825	133,509	—	14,464	576,061
	2020	279,538	—	—	248,507	113,193	34,026	675,264
Debra Frimerman	2022	321,000	—	268,505	242,085	—	13,076	844,666
General Counsel and Corporate Secretary	2021	312,078	—	152,950	150,198	—	13,076	628,302
	2020	285,313	—	—	248,314	102,142	14,983	650,752

(1)	Mr. Carr was appointed as Chief Executive Officer effective July 27, 2021.
(2)	This column reflects Mr. Carr’s one-time new-hire bonus of $450,000.
(3)

This column reflects the fair value of RSUs and PSUs granted in 2022, 2021, and 2020, as applicable, based on the stock price on the date of grant or as calculated in accordance with FASB ASC Topic 718, as disclosed in Note 6 “Stock-Based Compensation” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The amounts do not correspond to the actual value that will be realized by the NEOs.

(4)

This column reflects the fair value of options granted in 2022, 2021 and 2020 based on their grant date fair value calculated in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be realized by the NEOs. The assumptions used in the calculation of the amounts are described in Note 6 “Stock-Based Compensation” to our audited financial statements included in Calyxt’s Annual Report on Form 10-K for the year ended December 31, 2022.

(5)	This column reflects the annual cash bonus earned for the applicable fiscal year. No annual cash bonus was earned by NEOs pursuant to our 2022 or 2021 short-term cash incentive plan.
(6)

Mr. Carr’s other compensation for the year ended December 31, 2022 includes $28,635 of commuter expenses and $11,600 of matching contributions under our 401k benefit plan. Mr. Koschak’s other compensation for the year ended December 31, 2022 includes $11,600 of matching contributions under our 401k benefit plan and $5,100 of premiums for medical, dental, and life insurance that were paid by Calyxt. Dr. Frey’s other compensation for the year ended December 31, 2022 includes $11,434 of matching contributions under our 401k benefit plan. Ms. Frimerman’s other compensation for the year ended December 31, 2022 includes $11,600 of matching contributions under our 401k benefit plan.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of awards made to our NEOs during the year ended December 31, 2022.

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Award: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
Michael A. Carr	3/24/22	—	—	—	—	—	—	—	490,000	$1.27	$474,522
	3/24/22	—	—	—	—	—	—	368,000	—	—	$467,360
	3/24/22	—	—	—	—	205,000	205,000	—	—	—	$28,563
		$250,000	$500,000	$1,000,000	—	—	—	—	—	—	—
William F. Koschak	3/24/22	—	—	—	—	—	—	—	250,000	$1.27	$241,935
	3/24/22	—	—	—	—	—	—	219,700	—	—	$279,019
	3/24/22	—	—	—	—	100,000	100,000	—	—	—	$13,933
		$76,500	$153,000	$306,000	—	—	—	—	—	—	—
Travis J. Frey	3/24/22	—	—	—	—	—	—	—	250,000	$1.27	$242,138
	3/24/22	—	—	—	—	—	—	205,650	—	—	$261,176
	3/24/22	—	—	—	—	100,000	100,000	—	—	—	$13,933
		$67,500	$135,000	$270,000	—	—	—	—	—	—	—
Debra Frimerman	3/24/22	—	—	—	—	—	—	—	250,000	$1.27	$242,085
	3/24/22	—	—	—	—	—	—	200,450	—	—	$254,572
	3/24/22	—	—	—	—	100,000	100,000	—	—	—	$13,933
		$64,200	$128,400	$256,800	—	—	—	—	—	—	—

(1)	The values in this column reflect the grant date fair value for each award in accordance with FASB ASC Topic 718.
(2)	The PSU awards granted on March 24, 2022 do not have a threshold level.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards of NEOs as of December 31, 2022. The market value of the shares in the following table is the fair value of such shares as of December 31, 2022.

	Option Awards
Number of Securities Underlying	Grant Date	Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Name
Michael A. Carr	March 24, 2022(1)	—	490,000	1.27	March 24, 2032
President and Chief Executive Officer	July 27, 2021(2)	66,666	133,334	3.65	July 27, 2031

William F. Koschak	March 24, 2022(1)	—	250,000	1.27	March 24, 2032
Chief Financial Officer	March 12, 2021(2)	8,666	17,334	8.05	March 12, 2031
	August 4, 2020(2)	73,332	36,668	4.55	August 4, 2030
	February 8, 2019(3)	108,000	72,000	13.01	February 8, 2029

Travis J. Frey, Ph.D.	March 24, 2022(1)	—	250,000	1.27	March 24, 2032
Chief Technology Officer	March 12, 2021(2)	8,000	16,000	8.05	March 12, 2031
	August 4, 2020(2)	53,332	26,668	4.55	August 4, 2030
	May 20, 2019(3)	55,000	45,000	14.72	May 20, 2029

Debra Frimerman	March 24, 2022(1)	—	250,000	1.27	March 24, 2032
General Counsel and	March 12, 2021(2)	9,000	18,000	8.05	March 12, 2031
Corporate Secretary	August 4, 2020(2)	53,332	26,668	4.55	August 4, 2030
	May 13, 2019(3)	55,000	45,000	15.28	May 13, 2029

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Michael A. Carr	March 24, 2022(4)	368,000	54,464	205,000	30,340
President and Chief Executive Officer	July 27, 2021(5)	33,334	4,933	600,000	88,800

William F. Koschak	March 24, 2022(4)	219,700	32,516	100,000	14,800
Chief Financial Officer	March 12, 2021(5)	12,000	1,776	—	—
	June 28, 2019(6)	—	—	85,000	—

Travis J. Frey, Ph.D.	March 24, 2022(4)	205,650	30,436	100,000	14,800
Chief Technology Officer	March 12, 2021(5)	11,000	1,628	—	—

Debra Frimerman	March 24, 2022(4)	200,450	29,667	100,000	14,800
General Counsel and	March 12, 2021(5)	12,667	1,875	—	—
Corporate Secretary	June 28, 2019(6)	—	—	60,000	—

(1)	The stock option grant vesting schedule is as follows: 25% of the total number of stock options vest on the first, second, third, and fourth anniversaries of the grant date.
(2)

The stock option grant vesting schedule is as follows: (i) 33.3% of the total number of stock options vest on the first and second anniversaries of the grant date; and (ii) 33.4% of the total number of stock options vest on the third anniversary of the grant date.

(3)

The stock option grant vesting schedule is as follows: (i) 15% of the total number of stock options vest on the first anniversary of the grant date; (ii) 10% of the total number of stock options vest on the second anniversary of the grant date and (iii) 5% of the total number of stock options vest on the last day of the next 15 quarters.

(4)

For Mr. Carr, the RSU grant vesting schedule is as follows: 163,000 of the 368,000 RSUs granted vest on January 1, 2023, and the vesting schedule for the remaining 205,000 RSUs is as follows: (i) 33.3% of the total number of RSUs vest on the first anniversary of the grant date; (ii) 33.4% of the total number of RSUs vest on the second anniversary of the grant date and (iii) 33.3% of the total number of RSUs vest on the third anniversary of the grant date. For Mr. Koschak, the RSU grant vesting schedule is as follows: 119,700 of the 219,700 RSUs granted vest on January 1, 2023, and the vesting schedule for the remaining 100,000 RSUs is as follows: (i) 33.3% of the total number of RSUs vest on the first anniversary of the grant date; (ii) 33.4% of the total number of RSUs vest on the second anniversary of the grant date and (iii) 33.3% of the total number of RSUs vest on the third anniversary of the grant date. For Dr. Frey, the RSU grant vesting schedule is as follows: 105,650 of the 205,650 RSUs granted vest on January 1, 2023, and the vesting schedule for the remaining 100,000 RSUs is as follows: (i) 33.3% of the total number of RSUs vest on the first anniversary of the grant date; (ii) 33.4% of the total number of RSUs vest on the second anniversary of the grant date and (iii) 33.3% of the total number of RSUs vest on the third anniversary of the grant date. For Ms. Frimerman, the RSU grant vesting schedule is as follows: 100,450 of the 200,450 RSUs granted vest on January 1, 2023, and the vesting schedule for the remaining 100,000 RSUs is as follows: (i) 33.3% of the total number of RSUs vest on the first anniversary of the grant date; (ii) 33.4% of the total number of RSUs vest on the second anniversary of the grant date and (iii) 33.3% of the total number of RSUs vest on the third anniversary of the grant date. Mr. Carr was granted 205,000 PSUs, Mr. Koschak was granted 100,000 PSUs, Dr. Frey was granted 100,000 PSUs, and Ms. Frimerman was granted 100,000 PSUs. The PSUs have a three-year performance period of 2022, 2023, and 2024. Vesting and settlement of the PSUs will occur each year based on achievement of objectives approved by the Board for the applicable year; provided that, upon a change in control, the performance period shall be truncated, and the remaining PSUs will vest and settle based on performance through such date, as determined by the Compensation Committee of the Board and otherwise in accordance with the Omnibus Plan and the applicable award agreements.

(5)

For all NEOs, the RSU grant vesting schedule is as follows: (i) 33.3% of the total number of RSUs vest on the first anniversary of the grant date; (ii) 33.3% of the total number of RSUs vest on the second anniversary of the grant date and (iii) 33.4% of the total number of RSUs vest on the third anniversary of the grant date. For Mr. Carr, the PSUs will vest if Calyxt Common Stock remains above three specified price levels for 30 calendar days over the three-year performance period. The PSUs will be settled in unrestricted shares of Calyxt Common Stock on the vesting date. Upon a change of control as defined in the award agreement, 25% of the PSUs will vest with the remainder continuing to vest pursuant to the terms of the award provided that he maintains continuous service.
(6)	The performance conditions in these PSUs were not met and the awards were forfeited.
(7)	Value of unvested RSUs and PSUs are based on Calyxt’s closing price per common share of $0.15 on December 31, 2022.

Option Exercises and Stock Vested

The following table sets forth information with respect to stock options that were exercised, and Calyxt RSUs that vested, during the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael A. Carr	—	—	16,666	3,742
William F. Koschak	—	—	6,000	7,260
Travis J. Frey, Ph.D.	—	—	5,500	6,655
Debra Frimerman	—	—	6,333	7,663

Potential Payments Upon Termination or Change in Control

Agreements with Named Executive Officers

The following provides a discussion of the agreements between Calyxt, Inc. and each NEO.

Michael A. Carr

On July 13, 2021, Mr. Carr entered into an offer letter agreement with Calyxt, Inc. (the “Carr Agreement”). Pursuant to the Carr Agreement, Mr. Carr joined Calyxt on July 27, 2021, as our President and Chief Executive Officer. Mr. Carr’s employment is at-will and may be terminated at any time for any reason, subject to the terms of our 2021 Executive Severance Plan (the “Severance Plan”), as modified by Mr. Carr’s Participation Agreement with respect thereto, as described below.

Mr. Carr is or was entitled to receive the following compensation and benefits in connection with his service as President and Chief Executive Officer of Calyxt, Inc.:

•	an annual base salary of $500,000;

•	a one-time new-hire bonus of $450,000;

•

a one-time equity award of (i) stock options for the purchase of 200,000 shares of Calyxt Common Stock and (ii) 50,000 RSUs, which, in each case, will vest in equal installments on the first three anniversaries of Mr. Carr’s start date;

•

a one-time inducement award to be granted outside of our existing equity compensation plans in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules of PSUs to acquire up to 600,000 shares of Calyxt Common Stock, which will vest based on our achievement for a period of 30 consecutive calendar days of specified trading price levels;

•

during a three-year performance period following the grant date (300,000 shares for a $12.00 price level, an additional 150,000 shares for a $15.00 price level and an additional 150,000 shares for a $20.00 price level) and otherwise have terms substantially similar to those of PSUs issued under the Omnibus Plan;

•

eligibility to receive an annual cash performance bonus under our existing short-term incentive plan with a 2021 annual target of 100% of base salary (prorated for the number of days of employment during 2021), based on the achievement of performance goals, as determined by the Board;

•

eligibility under the Severance Plan, as amended by Mr. Carr’s participation agreement, to receive upon termination of employment by Mr. Carr for Good Reason (as defined in the Severance Plan) or by Calyxt for any reason other than Cause (as defined in the Severance Plan, but modified to be subject to a notice and cure period with respect to non-willful performance deficiencies) severance benefits equal to 12 months (24 months, if occurring during a Change-in-Control Period (as defined in the Severance Plan)) of base salary and a prorated portion (the full amount, if occurring during a Change-in-Control Period) of Mr. Carr’s target cash incentive bonus for the applicable year;

•	eligibility for certain travel, temporary living, and relocation benefits for up to three years from Mr. Carr’s start date; and

•

participation in the benefit plans and programs of Calyxt in which similarly situated employees of Calyxt participate, as may be in effect from time to time, and accrual of 20 days of vacation per year.

On July 13, 2021, the Board and the independent directors of the Board approved the Calyxt, Inc. 2021 Employee Inducement Incentive Plan (the “Inducement Plan”) and reserved 600,000 shares of Calyxt Common Stock for issuance upon vesting of the PSUs granted to Mr. Carr on July 27, 2021. The Inducement Plan’s terms are substantially similar to the terms of the Omnibus Plan. The Inducement Plan was adopted without Calyxt Stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The PSUs granted to Mr. Carr on July 27, 2021, constitute an inducement material to Mr. Carr’s entering into employment with Calyxt within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules.

Mr. Carr is the only participant in the Inducement Plan, and the PSUs granted in connection with the commencement of Mr. Carr’s employment are the only awards that will be granted under the Inducement Plan. The PSUs will vest if Calyxt Common Stock remains above three specified price levels for 30 calendar days over the three-year performance period. The PSUs will be settled in unrestricted shares of Calyxt Common Stock on the vesting date.

Mr. Carr has also entered into a customary non-competition, non-solicitation, confidentiality and inventions agreement and our standard indemnification agreement.

William Koschak

On December 21, 2018 Mr. Koschak entered into an offer letter agreement with Calyxt (the “Koschak Agreement”). Pursuant to the Koschak Agreement, Mr. Koschak joined Calyxt on January 7, 2019, as its Chief Financial Officer. Mr. Koschak is or was entitled to receive the following compensation and benefits in connection with his service as Chief Financial Officer of Calyxt:

•	an annual base salary of $320,000;

•	a one-time sign-on bonus of $180,000;

•	a one-time sign-on equity award of 30,000 stock options;

•

eligibility to receive an annual cash performance bonus with an amount equal to up to 45% of Mr. Koschak’s base salary and a multiplier on the annual target of 0.7 to 1.5x (prorated for the number of days of his employment during 2019), based on his achievement of individual and/or Calyxt performance goals as determined by the Board;

•	a one-time equity award of 150,000 shares of Calyxt Common Stock pursuant to our existing equity incentive plan; and

•

participation in the benefit plans and programs of Calyxt in which substantially all of our employees participate, as may be in effect from time to time, and accrual of 20 days of vacation per year as well as a one-time grant of 5 days of vacation to be used prior to January 7, 2020.

The Koschak Agreement also provides for severance benefits in the event that Mr. Koschak’s employment is terminated by Calyxt without Cause, in which case Mr. Koschak will be entitled to receive a pro-rata portion of his annual performance bonus.

The Koschak Agreement also includes customary non-solicitation, non-compete, intellectual property and confidentiality provisions.

Travis J. Frey, Ph.D.

On May 13, 2019, Dr. Frey entered into an offer letter agreement with Calyxt (the “Frey Agreement”). Pursuant to the Frey Agreement, Dr. Frey joined Calyxt on May 20, 2019, as its Chief Technology Officer. Dr. Frey is or was entitled to receive the following compensation and benefits in connection with his service as Chief Technology Officer of Calyxt:

•	an annual base salary of $300,000;

•	a one-time sign-on equity award of 100,000 stock options, which will be granted, subject to the approval of the Board; and

•

eligibility to receive an annual cash performance bonus with an amount equal to up to 45% of Dr. Frey’s base salary and a multiplier on the annual target of 0.7 to 1.5x (prorated for the number of days of his employment during 2019), based on his achievement of individual and/or Calyxt performance goals as determined by the Board.

Dr. Frey’s offer letter also included customary non-solicitation, non-compete, intellectual property, and confidentiality provisions.

Debra Frimerman

On January 21, 2019, Ms. Frimerman entered into an offer letter agreement with Calyxt (the “Frimerman Agreement”). Pursuant to the Frimerman Agreement, Ms. Frimerman joined Calyxt on February 11, 2019, as its General Counsel & Corporate Secretary. Ms. Frimerman’s employment agreement provides for at-will employment and may be terminated at any time, with or without cause, subject to certain severance benefits described below. Ms. Frimerman is or was entitled to receive the following compensation and benefits in connection with her service as General Counsel & Corporate Secretary of Calyxt:

•	an annual base salary of $321,000;

•	a one-time sign-on equity award of 100,000 stock options; and

•

eligibility to receive an annual cash performance bonus with an amount equal to up to 40% of Ms. Frimerman’s base salary and a multiplier on the annual target of 0.7 to 1.5x (prorated for the number of days of her employment during 2019), based on her achievement of individual and/or Calyxt performance goals as determined by the Board.

Under her employment agreement, if Ms. Frimerman’s employment is terminated by Calyxt without cause (as defined in her employment agreement), she is eligible to receive a pro rata annual performance bonus and 12 months of base salary paid in installments. Calyxt may condition any severance pay to Ms. Frimerman upon her entering into a full release of claims in favor of Calyxt. If Ms. Frimerman voluntarily terminates her employment or her employment terminates due to death or disability, she will be entitled only to accrued base salary and other accrued amounts. Ms. Frimerman is eligible to participate in the Severance Plan, which would supersede the applicable terms of her employment agreement, if she executes a Severance Plan participation agreement.

Ms. Frimerman’s employment agreement also included customary non-solicitation, non-compete, intellectual property, and confidentiality provisions.

Executive Severance Plan

Calyxt maintains the 2021 Executive Severance Plan, as amended on January 13, 2023 (the “Executive Severance Plan”) for certain key management employees who agree to participate. The Executive Severance Plan provides plan participants with certain severance benefits upon termination of the plan participant’s employment with Calyxt. Mr. Carr, Mr. Koschak, and Dr. Frey are participants in the Executive Severance Plan. Ms. Frimerman is eligible to become a participant in the Executive Severance Plan by executing a plan participation agreement. Until such time as Ms. Frimerman may become a participant under the Executive Severance Plan, upon a qualifying termination Ms. Frimerman will be entitled to receive severance benefits under her employment agreement as described above.

The Executive Severance Plan provides plan participants with severance benefits upon termination of the plan participant’s employment by the plan participant for Good Reason or by Calyxt for any reason other than for Cause or other than the plan participant’s death or Disability (each as defined in the Executive Severance Plan).

Under the terms of the Executive Severance Plan, plan participants are entitled to the following compensation (“Severance Benefits”) upon such a qualifying termination:

•

An amount equal to the plan participant’s base salary for a period of (i) 12 months, for the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer/General Counsel and any other chief executive, and (ii) 6 months, for Senior Vice Presidents and Vice Presidents or other participants, beginning on the plan participant’s date of termination, each a “Severance Coverage Period;” and

•	A pro-rated portion of the plan participant’s target incentive bonus under our annual cash incentive plan for the applicable year, pro-rated for the number of days elapsed in the applicable year.

Plan participants are also entitled to any unpaid amounts earned under the annual cash incentive plan for the preceding year, based upon actual performance and, in certain circumstances, continuing medical and dental benefits. Severance Benefits will generally be paid in substantially equal installments over the applicable Severance Coverage Period.

Stock option awards held by plan participants shall be exercisable as to the vested portion for a period of 90 days following the plan participant’s qualifying termination or the stated expiration date, whichever is earlier, so long as the qualifying termination does not occur during a period of 27 months beginning three months before the effective date of a change-in-control (the “Change-in-Control Period”). If a qualifying termination occurs during a Change-in-Control Period, (i) all time-based vesting conditions applicable to Calyxt equity or equity-based awards held by the plan participant will lapse and such awards will be immediately vested, and (ii) all performance-based vesting conditions applicable to outstanding equity awards will be deemed satisfied at a level reasonably determined by the compensation committee of the Board based on actual performance (unless otherwise specified in the plan participant’s participation agreement). In addition, with respect to Mr. Carr, if a qualifying termination occurs during a Change-in-Control Period, Mr. Carr’s Severance Benefits are increased to 24 months of base salary and the full amount of his target cash incentive bonus for the applicable year.

2017 Omnibus Incentive Plan

Calyxt maintains the 2017 Omnibus Incentive Plan, as amended on May 18, 2021. Employees, consultants, non-employee directors (and director nominees) and any other individuals who provide services to us or any of our affiliates are eligible to receive awards under the Omnibus Plan, if permitted by applicable laws or accounting and tax rules and regulations.

In the event of a dissolution or liquidation of Calyxt or a triggering event, except as otherwise provided in the applicable award agreement, the plan administrator may provide for:

•	assumption or substitution with equivalent awards of outstanding awards under the Plan by Calyxt (if Calyxt is the surviving corporation) or by the surviving corporation or its parent or subsidiary;

•

termination of outstanding awards under the Omnibus Plan in exchange for a payment of cash, securities and/or other property equal to the excess of the fair market value of the portion of the awards stock that is vested and exercisable immediately prior to the consummation of the corporate transaction over the per share exercise price;

•

any combination of assumption, substitution, or termination of outstanding awards under the Omnibus Plan as described above; provided that outstanding awards of stock options and SARs may be cancelled without consideration if the fair market value on the date of the event is greater than the exercise or hurdle price of such award; or

•

acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) and exercisability of outstanding award in full prior to the date of the corporate transaction and the expiration of awards not timely exercised by the date determined by the plan administrator.

A triggering event as defined in the plan includes (i) a sale, transfer or disposition of all or substantially all of Calyxt’s assets other than to (A) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by Calyxt, (B) a corporation or other entity owned directly or indirectly by the holders of capital stock of Calyxt in substantially the same proportions as their ownership of Calyxt Common Stock, or (C) an Excluded Entity (as defined in subsection (ii) below); or (ii) any merger, consolidation or other business combination transaction of Calyxt with or into another corporation, entity or person, other than a transaction with or into another corporation, entity or person in which the holders of at least a majority of the shares of voting capital stock of Calyxt outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding in the continuing entity or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of Calyxt (or the surviving entity) outstanding immediately after such transaction (an “Excluded Entity”); or (iii) any direct or indirect purchase or other acquisition by any person or group, other than a parent company or another person that is controlled by a parent company, of more than 50% of the total outstanding equity interests in or voting securities of Calyxt, excluding any transaction that is determined by the Board in its reasonable discretion to be a bona fide capital raising transaction.

The RSU and option awards granted to NEOs under the Omnibus Plan provide that in the event that a triggering event occurs during the vesting period, an additional 25% of the total number of RSUs or shares underlying the options shall immediately vest. In addition, these awards provide that 100% of the total number of RSUs or shares underlying the options shall vest in the event of the termination of the NEO’s employment without cause within 12 months following a triggering event or resignation of the NEO for “good reason” following a triggering event. The PSUs granted to NEOs under the Omnibus Plan that remain outstanding provide that, upon a change in control, the performance period shall be truncated, and the PSUs will vest and settle based on performance through such date, as determined by the Compensation Committee of the Board and otherwise in accordance with the Omnibus Plan and the applicable PSU agreement.

2021 Employee Inducement Incentive Plan

In July 2021, Calyxt adopted the Inducement Plan, pursuant to which shares of Calyxt Common Stock are issuable upon the settlement of PSUs granted to Mr. Michael A. Carr in July 2021 as a material inducement to accept employment as our President and Chief Executive Officer.

The Inducement Plan mirrors the Omnibus Plan with regard to impacts of a dissolution or liquidation of Calyxt or a triggering event. Mr. Carr’s award agreement under the Inducement Plan provides that in the event of a triggering event (as defined in the Inducement Plan) during the performance period, 25 percent of the total PSUs will immediately vest to the extent not already vested.

The table below quantifies the payments and benefits potentially payable to each NEO upon a change in control or certain employment terminations as described above, assuming a termination date of December 31, 2022 and a fair market value of a share of Class A Common Stock of $0.14, which is the average closing price per share of Calyxt Common Stock on Nasdaq over the last five trading days in the period ending December 31, 2022.

Name	Death/ Disability ($)	Retirement ($)	Change of Control Without Termination ($)	Qualifying Termination (no Change in Control) ($)	Qualifying Termination (in Connection with a Change of Control)
Michael A. Carr
Cash Severance	—	—	—	1,000,000	1,500,000
Equity Payout	—	—	63,747	—	105,887
Other Benefits	50,000	—	—	33,133	33,133

TOTAL	50,000	—	63,747	1,033,133	1,639,020

William F. Koschak
Cash Severance	—	—	—	493,000	493,000
Equity Payout	—	—	22,110	—	46,438
Other Benefits	50,000	—	—	25,829	25,829

TOTAL	50,000	—	22,110	518,829	565,267

Travis Frey, Ph.D.
Cash Severance	—	—	—	435,000	435,000
Equity Payout	—	—	21,583	—	44,331
Other Benefits	50,000	—	—	16,567	16,567

TOTAL	50,000	—	21,583	451,567	495,898

Debra Frimerman
Cash Severance	—	—	—	449,400	449,400
Equity Payout	—	—	21,459	—	43,836
Other Benefits	50,000	—	—	—	—

TOTAL	50,000	—	21,459	449,400	493,236

Chief Executive Officer Pay Ratio

For the fiscal year ending December 31, 2022, the ratio of the annual total compensation of Mr. Carr, our Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than our Chief Executive Officer (“Median Annual Compensation”) was 17.3 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, Calyxt refers to the employee who received such Median Annual Compensation as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was December 31, 2022 (the “Determination Date”).

CEO Compensation for purposes of this disclosure was $1,514,006 and matches the total compensation reported for Mr. Carr under the Summary Compensation Table for the 2022 fiscal year. For purposes of this disclosure, Median Annual Compensation was $87,763, and was calculated by totaling for Median Employee all applicable elements of compensation for the 2022 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

To identify the Median Employee, Calyxt first determined its employee population as of the Determination Date. Calyxt had 48 employees, representing all full-time, part-time, seasonal and temporary employees of Calyxt and its consolidated subsidiaries as of the Determination Date. Calyxt then measured compensation for the period beginning on January 1, 2022 and ending on December 31, 2022 for these employees. This compensation measurement was calculated by totaling, for each employee, W-2 compensation as shown in our payroll and human resources records for fiscal year 2022.

PAY VERSUS PERFORMANCE DISCLOSURE
Pay Versus Performance Table

PAY VERSUS PERFORMANCE
Year (a)	Summary Compensation Table (SCT) Total for Carr (b-1) (1)(3)	Compensation Actually Paid (CAP) to Carr (c-1) (1)(2)(3)	SCT Total for Ribeill (b-2) (1)(3)	CAP to Ribeill (c-2) (1)(2)(3)	SCT Total for Blome (b-3) (1)(3)	CAP to Blome (c-3) (1)(2)(3)	Average SCT Total for Non-PEO Named Executive Officers (NEOs) (d) (1)(3)	Average Compensation Actually Paid to Non-PEO NEOs (e) (1)(2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (h) ($ in 000s)	Company- Selected Measure: Cash Balance (i) (5) ($ in 000s)
									Total Shareholder Return (f) (4)	Peer Group Total Shareholder Return (g) (4)
2022	$1,514,006	$(322,674)	$—	$—	$—	$—	$856,101	$157,879	$2.11	$105.56	$(16,891)	$3,526
2021	$2,533,914	$1,741,874	$594,230	$340,947	$670,298	$(1,033,259)	$636,031	$168,800	$30.39	$134.57	$(29,199)	$14,421
2020	$—	$—	$—	$—	$1,455,288	$233,378	$749,213	$409,943	$60.20	$118.36	$(44,836)	$29,987

(1)
James A. Blome served as our principal executive officer (“PEO”) for all of 2020 and from January 1, 2021 through February 18, 2021. Yves Ribeill served as our PEO from February 19, 2021 until July 26, 2021. Michael Carr served as our PEO from July 27, 2021 through December 31, 2021 and for all of 2022. For 2020, our non-PEO
named executive officers (“NEOs”) included William Koschak and Travis Frey. For 2021, our non-PEO
NEOs included William Koschak and Debra Frimerman. For 2022, our non-PEO
NEOs included William Koschak, Travis Frey and Debra Frimerman.

(2)
For each of 2022, 2021 and 2020, the values included in this column for the compensation actually paid to each of Michael Carr, Yves Ribeill and James Blome and the average compensation actually paid to our

Non-PEO NEOs reflect the following adjustments to the values included in column (b-1), (b-2), (b-3) and column (d), respectively:

Michael Carr	2022	2021
Summary Compensation Table Total for PEO (column (b-1))	$1,514,006	$2,533,914
- SCT “Stock Awards” column value	$(495,923)	$(1,346,500)
- SCT “Option Awards” column value	$(474,522)	$(503,306)
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$93,977	$1,057,766
- year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$(841,789)	$—
- vesting date fair value of equity awards granted and vested in the covered year	$—	$—
- year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	$(118,423)	$—
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	$—	$—
+ dollar value of dividends/earnings paid on equity awards in the covered year	$—	$—
Compensation Actually Paid to Michael Carr (column (c-1))	$(322,674)	$1,741,874

Yves Ribeill	2021
Summary Compensation Table Total for PEO (column (b-2))	$594,230
- SCT “Stock Awards” column value	$(515,077)
- SCT “Option Awards” column value	$(29,153)
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$200,668
- year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$(28,762)
+ vesting date fair value of equity awards granted and vested in the covered year	$122,231
- year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	$(3,190)
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	$—
+ dollar value of dividends/earnings paid on equity awards in the covered year	$—
Compensation Actually Paid to Yves Ribeill (column (c-2))	$340,947

James A. Blome	2021	2020
Summary Compensation Table Total for PEO (column (b-3))	$670,298	$1,455,288
- SCT “Stock Awards” column value	$—	$—
- SCT “Option Awards” column value	$—	$(543,609)
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$—	$463,750
- year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$—	$(987,708)
+ vesting date fair value of equity awards granted and vested in the covered year	$—	$—
- year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	$—	$(154,343)
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	$(1,703,557)	$—
+ dollar value of dividends/earnings paid on equity awards in the covered year	$—	$—
Compensation Actually Paid to James Blome (column (c-3))	$(1,033,259)	$233,378

AVERAGE FOR NON-PEO NEOS	2022	2021	2020
Average SCT Total for Non-PEO NEOs	$856,101	$636,031	$749,213
- SCT “Stock Awards” column value	$(278,855)	$(148,925)	$—
- SCT “Option Awards” column value	$(242,053)	$(147,417)	$(295,102)
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$50,806	$66,965	$251,750
- year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$(110,790)	$(263,461)	$(275,923)
+ vesting date fair value of equity awards granted and vested in the covered year	$—	$—	$—
+/- year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	$(59,088)	$25,607	$(19,995)
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	$(58,242)	$—	$—
+ dollar value of dividends/earnings paid on equity awards in the covered year	$—	$—	$—
+ excess fair value for equity award modifications	$—	$—	$—
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$157,879	$168,800	$409,943

(3)
This column reflects the fair value and changes in fair value of RSUs as described in the tables in this proxy statement, based on the stock price on the date of grant or other measurement date as calculated in accordance with FASB ASC Topic 718. This column also reflects the fair value and changes in fair value of PSUs as described in the tables in this proxy statement. The PSUs have been valued based on the probable outcome of the performance conditions as of the last day of the fiscal year. For PSUs granted to Michael Carr in 2021 and James Blome, William Koschak, and Debra Frimerman in 2019, the changes in fair market value subsequent to grant date have estimated using the grant date fair value and adjusting that amount for changes in the stock price from that date to the measurement date for this table. The amounts do not correspond to the actual value that will be realized by the NEOs.

(4)
For each of 2022, 2021 and 2020, total shareholder return for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on December 31, 2019, assuming dividend reinvestment. For purposes of this pay versus performance disclosure, our peer group is the Russell 2000 Index (the “Peer Group”).
Because fiscal years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(5)	Cash Balance is defined as cash, cash equivalents, restricted cash, and short term investments as reported in the Company’s audited consolidated balance sheets as of December 31, 2022, 2021, and 2020.
Pay Versus Performance Relationship Descriptions
The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of 2022, 2021, and 2020, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) the compensation actually paid to the PEOs
and
the average compensation actually paid to our
non-PEO
NEOs and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance table.

Tabular List
The following table lists the three financial and
non-financial
performance measures that we believe represent the most important performance measures we use to link compensation actually paid to our NEOs for fiscal 2022 to our performance:

Cash Balance
Innovation
Collaboration
For additional details about the performance measures, see the section entitled “Executive Compensation — Elements of Compensation” of this proxy statement.

DIRECTOR COMPENSATION

The following table sets forth the amount of compensation we paid to Calyxt’s directors during Calyxt’s fiscal year 2022. The Board determined there will be no cash stipends paid for Board service in 2022. Directors also receive equity compensation upon joining the Board and each year for their service. Directors received grants of stock options in 2022 for service in amounts determined by the Board. Mr. Arthaud elected not to receive compensation for his Board service during 2022. Mr. Carr does not receive any additional compensation for his Board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Laurent Arthaud	$—	$—	$—	$—	$—
Michael Carr(3)	—	—	—	—	—
Philippe Dumont(4)	—	—	7,430	—	7,430
Jonathan B. Fassberg(4)	—	—	7,430	—	7,430
Anna Ewa Kozicz-Stankiewicz(5)	—	—	7,930	—	7,930
Kimberly K. Nelson(6)	—	—	8,430	—	8,430
Christopher J. Neugent(7)	—	—	8,271	—	8,271
Yves J. Ribeill, Ph.D.(8)	—	—	10,725	—	10,725

(1)	No RSU awards were granted to Calyxt’s non-employee directors in 2022. As of December 31, 2022, Mr. Fassberg held 5,880 RSUs and Mr. Neugent held 5,880 RSUs.
(2)

This column reflects the fair value of stock options granted in 2022 based on their grant date fair value calculated in accordance with FASB ASC Topic 718. As of December 31, 2022, Calyxt’s directors held stock options for the following number of shares of Calyxt’s common stock: (i) Mr. Dumont, 84,891 shares, (ii) Mr. Fassberg, 82,391 shares, (iii) Ms. Kozicz, 87,061 shares, (iv) Ms. Nelson, 114,831 shares, (v) Mr. Neugent, 92,708 shares, and (vi) Dr. Ribeill, 269,991 shares.

(3)	For Mr. Carr’s share information, see Executive Compensation.
(4)	Mr. Dumont and Mr. Fassberg were granted options to purchase 32,700 shares of common stock on June 13, 2022.
(5)	Ms. Kozicz was granted options to purchase 34,900 shares of common stock on June 13, 2022.
(6)	Ms. Nelson was granted options to purchase 37,100 shares of common stock on June 13, 2022.
(7)	Mr. Neugent was granted options to purchase 36,400 shares of common stock on June 13, 2022.
(8)	Dr. Ribeill was granted options to purchase 47,200 shares of common stock on June 13, 2022.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2022, the following directors served as a member of our Compensation Committee: Mr. Arthaud, Mr. Dumont, Mr. Neugent (chair), and Dr. Ribeill. During 2022, no member of our Compensation Committee was an officer or employee of Calyxt. Other than Dr. Ribeill, no member of our Compensation Committee was formerly an officer of the Company. Dr. Ribeill served as our interim Chief Executive Officer from August 2018 until October 2018 and as Executive Chair from February 2021 until August 2021. During 2022, none of our executive officers served as a member of the Compensation Committee (or other committee performing similar functions) or as a director of any other entity of which an executive officer served on the Board or the Compensation Committee. None of the directors who served on our Compensation Committee during 2022 has any relationship requiring disclosure under this caption under SEC rules.

PROPOSAL NO. 2 — APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company is asking stockholders to cast a nonbinding, advisory vote to approve the compensation of its named executive officers, as disclosed pursuant to SEC rules, the executive compensation tables and related compensation disclosures included in this Proxy Statement. The advisory resolution below, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views about the compensation the Company pays to its named executive officers, as described in this Proxy Statement.

The resolution is required by Section 14A of the Exchange Act. The resolution is not intended to indicate your approval of the matters disclosed under the heading “Risks Related to Compensation Policies and Practices” or future “golden parachute” payments. We will seek shareholder approval of any “golden parachute” payments at the time of any transaction triggering those payments to the extent required by applicable law.

Calyxt’s compensation program is designed to recognize the level of responsibility of an executive within Calyxt, taking into account the NEO’s role and expected leadership within Calyxt’s organization, and to encourage and reward decisions and actions that have a positive impact on Calyxt’s overall performance. Before you vote, please review the section captioned “Executive Compensation” above, which section describes the Company’s named executive officer pay programs and the rationale behind the decisions made by the Board and Compensation Committee.

You may vote “FOR” or “AGAINST” the resolution or “ABSTAIN” from voting on the resolution. The result of the say-on-pay proposal will not be binding on the Company or the Board; however, the Board values the views of its stockholders.

We ask you to vote “FOR” the following resolution which will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the stockholders of Calyxt, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders.”

If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote “FOR” the approval, on a nonbinding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement and described in this say-on-pay proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NONBINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3 — APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act, we are providing our stockholders with the opportunity to vote to approve on an advisory basis the frequency of future stockholders advisory votes to approve the compensation of our Named Executive Officers.

Stockholders are being asked to vote on whether future stockholders advisory votes to approve the compensation of our Named Executive Officers should occur every one, two or three years. You will also have the choice to abstain from voting on this proposal.

We believe that a one year frequency is consistent with the Company’s approach to compensation. We believe an annual advisory vote gives the Board and the Compensation Committee the opportunity to annually evaluate compensation decisions in light of ongoing stockholder feedback.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY FOR WHICH STOCKHOLDERS ARE TO PROVIDE FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 — RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Appointment of Ernst & Young LLP

Ernst & Young LLP (“EY”) has served as our independent registered public accounting firm since 2015. The Audit Committee has approved the engagement of EY to perform audit and audit-related services with respect to the fiscal year ending December 31, 2023, and the Board has directed that management submit the selection of EY as Calyxt’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting as part of this Proposal 4. The Audit Committee’s selection process includes consideration of the following factors: continuity of experience with our business, internal controls, and technical accounting experience; independence; history of and reputation for thoroughness, accuracy, excellence, and integrity; and reasonableness of fees. In the event the stockholders do not ratify the reappointment of EY, the Audit Committee will reconsider the selection.

Representatives of EY will be present at the Annual Meeting. They will be given an opportunity to make a statement, if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval of Accounting Services

The Audit Committee has established a policy regarding pre-approval of audit and permissible non-audit services provided by our independent registered public accounting firm. Under that policy, the Audit Committee must approve the services to be rendered and fees to be charged by our independent registered public accounting firm. Unless a type of service has received general pre-approval, it will require specific pre-approval of the Audit Committee if it is to be provided by the independent auditor. The Audit Committee may establish pre-approval fee limits for all services to be provided by the independent accountant. The Audit Committee must then approve, in advance, any services or fees exceeding those pre-approved levels, subject to the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee pre-approved all services and fees charged by Ernst & Young LLP to the Company in 2022 and 2021.

The Audit Committee has delegated to its Chair the authority to grant separate pre-approvals of services and fees in accordance with the pre-approval policy. The Audit Committee may further delegate pre-approval authority from time to time to one or more of its other members in its discretion.

Fees Billed by Independent Registered Public Accounting Firm for Fiscal Years 2022 and 2021

The following table presents aggregate fees (including related expenses) for services rendered by Ernst & Young LLP in the fiscal years ended December 31, 2022 and 2021:

	Year Ended December 31,
	2022		2021
Audit Fees	$270,000		$280,000
Audit-Related Fees	—		5,500
Tax Fees	—		—
All Other Fees	140,225	(1)	139,800	(2)

Total	$410,225		$425,300

(1)

Represents work performed primarily in association with the Company’s February 2022 underwritten public offering of shares of Common Stock and warrants to purchase Common Stock, the issuances of Common Stock under its Open Market Sale AgreementSM with Jefferies LLC, its filing of a Form S-3 registration statement, and the adoption of the lease accounting standard.

(2)	Represents work performed primarily in association with the Company’s issuances of Common Stock under the Company’s Open Market Sale AgreementSM with Jefferies LLC and other public company matters.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. EY, our independent registered public accounting firm for 2022, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2022, with management and with our independent auditor, EY. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2022 (“Annual Report”).

The Audit Committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY its independence from us.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report for filing with the SEC.

THE AUDIT COMMITTEE

Ms. Kimberly K. Nelson (Chair)

Mr. Philippe Dumont

Mr. Jonathan B. Fassberg

Ms. Anna Ewa Kozicz-Stankiewicz

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 10, 2023, for:

•	each person whom we know to own beneficially more than 5% of our common stock;

•	each director and named executive officer individually; and

•	all directors and executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares that may be acquired within 60 days of the date for which information is presented. Shares that may be acquired within 60 days are deemed outstanding for computing the percentage of the person holding such rights but are not outstanding for purposes of computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 49,544,492 shares of Calyxt common stock outstanding as of March 10, 2023.

Unless otherwise indicated, the address for each listed director and named executive officer is c/o Calyxt, 2800 Mount Ridge Road, Roseville, MN 55113. The address of Cellectis is 8, rue de la Croix Jarry, 75013, Paris, France.

	Calyxt Common Stock Beneficially Owned
Name of Beneficial Owner†	Number of Shares	Percentage of Class
5% Beneficial Owners:
Cellectis S.A.(1)	23,963,175	48.4%
Armistice Capital Master Fund Ltd.(2)	7,760,000	15.7%

	Calyxt Common Stock Beneficially Owned
Name of Beneficial Owner†	Number of Shares	Percentage of Class
Directors and Named Executive Officers:
Laurent Arthaud	—	*
Philippe Dumont(3)	75,512	*
Jonathan B. Fassberg(4)	60,827	*
Anna Ewa Kozicz-Stankiewicz(5)	72,832	*
Kimberly K. Nelson(6)	63,185	*
Christopher J. Neugent(7)	86,612	*
Yves J. Ribeill, Ph.D.(8)	311,057	*
Michael A. Carr(9)	443,301	*
William F. Koschak(10)	431,388	*
Travis J. Frey(11)	326,335	*
Debra Frimerman(12)	323,421	*
Directors and current executive officers as a group (11 persons)(13)	2,194,470	4.4%

†	As of March 10, 2023, there were no directors or named executive officers that beneficially owned ordinary shares of Cellectis S.A.
*	Represents beneficial ownership of less than one percent of our outstanding shares of common stock.
(1)

Based upon an Amendment No. 6 to Schedule 13D filed by Cellectis with the SEC on January 13, 2023, in which Cellectis reports sole voting power over 23,963,175 shares and sole dispositive power over 23,963,175 shares.

(2)

Represents 7,760,000 shares underlying common stock warrants held by Armistice Capital Master Fund Ltd. (“Master Fund”) that grant the Master Fund the right to acquire upon exercise of the outstanding common stock warrants within 60 days of March 10, 2023, which warrants are subject to a beneficial ownership limitation that precludes the Master Fund from exercising any portion of them to the extent that, following the exercise, the Master Fund’s ownership of Calyxt Common Stock would exceed 9.99% of the total number of Calyxt, Inc. outstanding shares. The reported securities are directly owned by the Master Fund, a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Each of Armistice Capital and Mr. Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of them are the beneficial owners of the securities for purposes of Section 16 of the Exchange Act, or for any other purpose.

(3)	Includes 47,898 shares of Calyxt Common Stock that Mr. Dumont has the right to acquire upon the exercise of stock options within 60 days of March 10, 2023.
(4)

Includes 38,923 shares of Calyxt Common Stock that Mr. Fassberg has the right to acquire upon the exercise of stock options within 60 days of March 10, 2023, and 980 RSUs expected to lapse within 60 days of March 10, 2023.

(5)	Includes 48,743 shares of Calyxt Common Stock that Ms. Kozicz has the right to acquire upon the exercise of stock options within 60 days of March 10, 2023.
(6)	Includes 55,981 shares of Calyxt Common Stock that Ms. Nelson has the right to acquire upon the exercise of stock options within 60 days of March 10, 2023.
(7)

Includes 44,708 shares of Calyxt Common Stock that Mr. Neugent has the right to acquire upon the exercise of stock options within 60 days of March 10, 2023, and 980 RSUs expected to lapse within 60 days of March 10, 2023.

(8)	Includes 211,832 shares of Calyxt Common Stock that Dr. Ribeill has the right to acquire upon the exercise of stock options within 60 days of March 10, 2023.
(9)

Includes 189,166 shares of Calyxt Common Stock that Mr. Carr has the right to acquire upon the exercise of stock options within 60 days of March 10, 2023, and 68,333 RSUs expected to lapse within 60 days of March 10, 2023.

(10)

Includes 270,164 shares of Calyxt Common Stock that Mr. Koschak has the right to acquire upon the exercise of stock options within 60 days of March 10, 2023, and 39,333 RSUs expected to lapse within 60 days of March 10, 2023.

(11)

Includes 191,832 shares of Calyxt Common Stock that Dr. Frey has the right to acquire upon the exercise of stock options within 60 days of March 10, 2023, and 38,833 RSUs expected to lapse within 60 days of March 10, 2023.

(12)

Includes 193,832 shares of Calyxt Common Stock that Ms. Frimerman has the right to acquire upon the exercise of stock options within 60 days of March 10, 2023, and 39,666 RSUs expected to lapse within 60 days of March 10, 2023.

(13)

Calyxt, Inc. amounts include 1,293,079 shares of Calyxt Common Stock the directors and current executive officers have the right to acquire upon the exercise of options exercisable within 60 days of March 10, 2023. Calyxt, Inc. amounts also include 188,125 RSUs expected to lapse within 60 days of March 10, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the named executive officer and director compensation arrangements discussed in “Executive Compensation” above, we describe below transactions and series of similar transactions since the beginning of our 2022 fiscal year and currently proposed transactions, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation.”

Relationship with Cellectis

Prior to the completion of our initial public offering, we were a wholly owned subsidiary of Cellectis. As of March 10, 2023, Cellectis owned approximately 48.4% of our common stock.

IPO Framework Documents

In connection with our initial public offering, we and Cellectis entered into certain agreements that relate to our relationship with Cellectis and provide a framework for our ongoing relationship. The material agreements are filed as exhibits to Amendment No 1. to our Annual Report on Form 10-K, filed with the SEC on March 3, 2023. The discussions below are qualified in their entirety by reference to the full text of such agreements.

Management Services Agreement

We are party to a management services agreement dated January 1, 2016, with Cellectis and Cellectis, Inc., a wholly owned subsidiary of Cellectis, pursuant to which Cellectis and Cellectis, Inc. provide certain services to us, including certain general management, finance, investor relations, communication, legal, intellectual property, human resources and information technology services. In consideration for such services, we pay certain fees, consisting of reimbursement of all costs and expenses reasonably incurred by Cellectis and Cellectis, Inc. in connection with the provision of such services, payment of a mark-up, ranging between zero and 10%, corresponding to a percentage of certain of the costs and expenses, and reimbursement of certain subcontracting costs and expenses.

During the year ended December 31, 2022, no payments were made to Cellectis under the management services agreement.

Stockholders Agreement

As of December 31, 2022, Cellectis owned 49.1% of our outstanding shares of common stock. Pursuant to our stockholders’ agreement, Cellectis maintains certain significant rights, including a right to nominate a majority of our board of directors, as long as it beneficially owns at least 15 percent of the then outstanding shares of our common stock. As a result, Cellectis controls the direction of our business, and the concentrated ownership of our common stock and the contractual rights described above will prevent stockholders from influencing significant decisions.

License Agreement with Cellectis

Through our perpetual license agreement with Cellectis, we have (i) access to intellectual property that broadly covers the use of engineered nucleases for plant gene editing, (ii) exclusive sublicense rights (subject to existing non-exclusive sublicenses to third parties) to intellectual property exclusively licensed to Cellectis from the University of Minnesota in the field of researching, developing, and commercializing agricultural and food products, and (iii) a non-exclusive license to use the TALEN trademark in connection with our use of licensed products under the agreement. In consideration for the license from Cellectis, we are required to pay to Cellectis, on a product-by-product and country-by-country basis, a royalty of three percent of net sales less certain items as defined, including costs for grain and seed of any products that are covered by the patents licensed from Cellectis. In addition, we are required to pay Cellectis 30 percent of revenue we receive for sublicensing our rights under the agreement to third parties. Our payment obligations to Cellectis will expire upon the expiration of the last-to-expire valid claim of the patents licensed to us by Cellectis.

During the year ended December 31, 2022, Calyxt incurred expenses related to the stated license agreements with Cellectis in the amount of $0.2 million.

Lease Guarantee and Indemnification

Cellectis has guaranteed the lease agreement for Calyxt’s headquarters. Cellectis’ guarantee of Calyxt’s obligations under the lease will terminate at the end of the second consecutive calendar year in which Calyxt’s tangible net worth exceeds $300 million. Calyxt agreed to indemnify Cellectis for any obligations incurred by Cellectis under its guaranty of the obligations under the lease, effective upon Cellectis’ ownership falling to 50 percent or less of Calyxt’s outstanding common stock. This indemnification obligation was triggered in October 2022.

Indemnification Agreements

Our Board has adopted a policy to enter into indemnification agreements with each of our directors and officers. Such indemnification agreements and our Certificate of Incorporation and bylaws will require us, subject to certain exceptions, to indemnify and hold harmless our directors and officers to the fullest extent permitted by Delaware law.

Policy Concerning Related Person Transactions

We maintain a written related person transaction approval policy, for the review of any transaction, arrangement, or relationship in which we are a participant, if the amount involved exceeds $100,000 and one of our executive officers, directors, director nominees, or beneficial holders of more than 5% of our total equity (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest. This policy was not in effect when we entered into the management, stockholders, or license agreements with Cellectis described above.

Each of the agreements between us and Cellectis that were entered into in connection with our initial public offering, and any transactions contemplated thereby, were and will be deemed approved under and not subject to the terms of such policy. Any future amendment to such agreements would be subject to our related person transaction approval policy. If a related person, other than Cellectis and its affiliates, proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to the General Counsel, who will present the proposed related party transaction to the Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. If the proposed related person transaction involves related persons constituting a majority of the members of the Audit Committee, such review will be undertaken by the disinterested members of the board who are also independent directors (each such body, as applicable, referred to as the “Committee” for the purpose of this paragraph).

In approving or rejecting such proposed transactions, the Committee will be required to consider relevant facts and circumstances. The Committee will approve only those transactions that, considering known circumstances, are deemed to be in our best interests. If any member of the Committee is not a disinterested person with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related person transaction; provided, however, that such Committee member may be counted in determining the presence of a quorum at the meeting of the Committee at which such transaction is considered. If we become aware of an existing related person transaction which has not been approved under the policy, the matter will be referred to the Committee. The Committee will evaluate all options available, including ratification, revision, or termination of such transaction.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are Calyxt, Inc. stockholders will be “householding” our proxy materials. A single Notice of Internet Availability or, if requested, set of proxy materials or Annual Report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability and/or separate proxy statement and Annual Report, please notify your broker and direct your written request to Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113, Attn: Secretary, or call (651) 683-2807. The Company undertakes to deliver promptly to a stockholder upon such written or oral request a separate Notice of Internet Availability, and, if requested, set of proxy materials or Annual Report. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Michael A. Carr
President & Chief Executive Officer
Roseville, Minnesota

Dated: March 22, 2023

BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O CALYXT, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CLXT2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V04974-P91498                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CALYXT, INC.
Proposals - The Board of Directors recommends that you vote FOR the nominees listed in Proposal 1, FOR Proposal 2, 1 YEAR for Proposal 3 and FOR Proposal 4.

1.	Election of Directors: To elect 2 Class I directors for a three-year term and until their successors have been elected and qualified.
			For		Withhold			For	Against	Abstain

	1a. Mr. Philippe Dumont		☐		☐	4.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐
	1b. Mr. Jonathan Fassberg		☐		☐
			For	Against	Abstain
2.	To approve, on an advisory basis, the compensation of the company’s Named Executive Officers.		☐	☐	☐
		1 Year	2 Years	3 Years	Abstain

3.	To approve, on an advisory basis, the frequency of future votes to approve the compensation of the company’s Named Executive Officers.	☐	☐	☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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V04975-P91498

Calyxt, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 2, 2023

The undersigned hereby appoints Michael A. Carr, William Koschak and Debra Frimerman, or any of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Calyxt, Inc. to be held on May 2, 2023 or at any postponement or adjournment thereof.

Shares represented by this Proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote in accordance with the Board of Directors’ recommendations.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE